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                                 LEASE AGREEMENT

                                     BETWEEN


LANDLORD:       GORDON LAWRENCEVILLE REALTY ASSOCIATES, L.L.C.,
                a New Jersey Limited Liability Company
                1436 East Elizabeth Avenue
                Linden, N.J.  07036


TENANT: NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation
                Two Princess Road
                Lawrenceville, NJ 08648


DATED:          November 25, 2003


PREMISES:       Suite No. 2 consisting of approximately 33,432 s.f. of net leasable office space on the first and second floors and approximately 1,568 s.f. of warehouse space (the "Premises") located at the 71,733 +- s.f. office building (the "Building") on the premises located in the Township of Lawrence, County of Mercer, State of New Jersey, described as Lot 1 in Block 3901 on the Tax Map of the Township of Lawrence (the "Property"). The Property and the Building are hereinafter collectively referred to as the "Project". The Premises shall expressly exclude any and all rights to use any space which is located within any other tenant's premises.


ATTACHMENTS AS FOLLOWS:

1.      Exhibit A -     Building Plan Indicating Tenant's Premises

2.      Exhibit B -     Intentionally Deleted

3.      Exhibit C -     Landlord/Tenant Work Letter

4.      Exhibit D -     Floor Load Rendering

5.      Exhibit E -     Hazardous Substances Used, Generated, Released,
                        Processed, Transported, Handled, Treated, Stored or
                        Disposed of by Tenant.

6.      Exhibit F-      Intentionally Deleted

7.      Exhibit G-      Intentionally Deleted

8.      Exhibit H-      Parking Plan and Pylon Sign Detail

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        THIS LEASE AGREEMENT (THE "LEASE"), made as of this ____ day of
________, 2003, by and between GORDON LAWRENCEVILLE REALTY ASSOCIATES, L.L.C., a New Jersey limited liability company, having an address at 1436 East Elizabeth Avenue, Linden, New Jersey 07036 (the "Landlord"); and NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation, having an address at Two Princess Road, Lawrenceville, New Jersey 08648 (the "Tenant"). The Effective Date of this Lease shall be the date of the Closing on Landlord's purchase of all the right, title and interest in and to the Property and delivery of the deed to the Property to Landlord.

PARAGRAPH 1ST - PREMISES

The Landlord does hereby lease to Tenant and the Tenant does hereby rent from Landlord, Suite No. 2, consisting of approximately 33,432 s.f. of net leasable office space on the first and second floors, and 1,568 s.f. of warehouse space (the "Premises") in the Building located on the Property. The Premises shall be measured by the Landlord's architect in accordance with Paragraph 50 of this Lease. Until such time as the Landlord's Work described in the Landlord/Tenant Work Letter is completed, it is understood that Tenant may remain in the space which it occupied at the time of execution of this Lease; PROVIDED, HOWEVER, that all rent is paid in accordance with this Lease and the insurance and indemnity provisions in this Lease shall apply. In addition, Tenant shall cooperate to the fullest extent possible to complete a transition into occupancy of the Premises only within seven (7) to fourteen (14) days of the issuance of any required Certificate of Occupancy for the Premises or any part thereof. Tenant shall have access to the Premises 24 hours a day, 7 days a week; however, Tenant understands that access may be limited due to the initial construction. Landlord shall not be responsible for any limitation of access for reasons out of its control, including, but not limited to, off-site limitations or bad weather.


PARAGRAPH 2ND - TERM

The term of the Lease shall be five (5) years (the "Lease Term"), commencing on the Effective Date (the "Commencement Date") and terminating on that date which is the fifth anniversary of the Commencement Date (the "Termination Date").


PARAGRAPH 3RD - USE

The Premises are to be used and occupied only and for no other purpose than a business office and limited warehouse, in the specified square footage, subject to the restrictions specified in Paragraph 49th of this Lease. The Landlord represents that the Tenant's use as an office is permitted under the Township of Lawrence Zoning Code. The Tenant understands and acknowledges that it is the Landlord's intent to establish the Property and the Building thereon in the future as a medical office building, and the Landlord will undertake any such requirements in conjunction with such conversion. Landlord acknowledges that Tenant will be utilizing the conference rooms and cafeteria that are located in the space of the Medical Society of New Jersey pursuant to a

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separate written agreement to be entered into between Tenant and the Medical
Society of New Jersey, which rights shall not run with this Lease but for Permitted Assignees and Sublessees, and pursuant to which, Landlord shall not in any way be bound, obligated or responsible, and to or upon which this Lease shall not be subject or conditioned.


PARAGRAPH 4TH PAYMENT OF RENT

The Tenant agrees to pay the basic rent set forth immediately hereinbelow (the "Basic Rent"). It is understood that the annual and monthly net rental amounts are estimated and that the actual amounts are a function of the measurement results conducted pursuant to Paragraph 50th. The Basic Rent shall be due and payable monthly, in advance, on the first (1st) day of each month of the Lease Term, as specified below, subject to no setoff or deduction of any kind or nature whatsoever in addition to all other obligations hereinafter provided.


YEAR              RENT              ANNUAL                     MONTHLY
RENTAL            PER S.F.          NET RENTAL                 NET RENTAL
------            --------          ----------                 ----------

1st Year          $15.00*(subject to the stated decrease adjustment set forth below)
                  $ 7.00            $ 10,976                   $   914.66
2nd Year          $15.00            $501,480                   $41,790.00
                  $ 7.00            $ 10,976                   $   914.66
3rd Year          $15.00            $501,480                   $41,790.00
                  $ 7.00            $ 10,976                   $   914.66
4th Year          $15.00            $501,480                   $41,790.00
                  $ 7.00            $ 10,976                   $   914.66
5th Year          $15.00            $501,480                   $41,790.00
                  $ 7.00            $ 10,976                   $   914.66

The Basic Rent shall be $13.50 per square foot for office space and $7.00 per square foot for warehouse space from the Commencement Date until that date which is six (6) months after the Effective Date (the "First Stage"). The Basic Rent shall be $14.50 per square foot for office space and $7.00 per square foot for warehouse space from the first day after the end of the First Stage until such time as each item of Landlord's Work as listed on the Landlord/Tenant Work Letter attached hereto and made a part hereof is certified by Landlord's Architect as being substantially complete (the "Second Stage"). The First Stage and the Second Stage, collectively, shall not exceed one (1) year, such that commencing on a date not later than the first day of the second year of this Lease, the Base Rent shall be $15.00 per square foot for office space and $7.00 per square foot for warehouse space. If the Landlord's Architect does not issue a certificate that the Landlord's Work in the Landlord/Tenant Work Letter is substantially complete in the aggregate, then the Basic Rent will remain at $14.50 per square foot, and not increase to $15.00 per square foot for each day that the Landlord's Architect is unable to issue a certificate as to substantial completion.

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It is the purpose and intent of Landlord and Tenant that the net rental shall be absolutely net to Landlord so that the Lease shall yield, net to Landlord, the net rent herein specified in each year during the Lease Term, free of any charges, assessments or impositions of any kind charged, assessed, or imposed on or against the Project, and without abatement, deduction, or setoff by Tenant, except as specifically otherwise provided, and Landlord shall not be expected or required to pay any such charge, assessment or imposition, or be under any obligation or liability except as herein expressly set forth, and that all costs, expenses and obligations of any kind relating to the maintenance and operation of the Project, including all alterations, repairs and replacements as hereinafter provided, which may arise or become due during the Lease Term, shall be paid by Tenant, and Landlord shall be indemnified and held harmless by Tenant from and against such costs, expenses and obligations, except as may be herein provided.

If the Commencement Date occurs on a day other than the first day of a calendar month, the rent for such calendar month shall be pro-rated for such partial month.


PARAGRAPH 5TH - OPTION TO EXTEND TERM

Tenant shall have the option to extend this Lease beyond the Termination Date on the following terms and conditions:

                (a) Provided Tenant has fully and faithfully performed all of the terms and conditions of this Lease, Tenant may extend the term of this Lease for one (1) five (5) year term (the "Renewal Term"). The Renewal Term shall begin on the day immediately following the Termination Date. However, if, on the Termination Date, the Tenant is in default beyond any grace period provided in this Lease or in the performance of any of the terms or provisions of this Lease, the option to exercise the Renewal Term shall be null and void. All the terms, covenants, and provisions of the Lease Term shall apply to the Renewal Term, except that the monthly rental rate shall be determined as hereinafter provided.

                (b) Tenant may exercise its option for the Renewal Term by giving Landlord notice of its intention to do so not later than one hundred twenty (120) days prior to the Termination Date, and not sooner than one hundred eighty (180) days prior to the Termination Date. To constitute effective notice of an intention to exercise the Renewal Term, the notice must be sent by Certified or Registered Mail, or by reputable overnight carrier to Landlord, at the address provided hereinabove and must be postmarked no later than the latest date provided in this Paragraph 5th for Tenant's exercise of the Renewal Term.


PARAGRAPH 6TH - DETERMINATION OF MONTHLY RENTAL FOR RENEWAL TERM

The monthly rental rate for each year of the Renewal Term shall be as set forth below. It is understood that the annual and monthly net rental amounts are estimated and that the actual amounts are a function of the measurement results pursuant to Paragraph 50th.

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FIRST
RENEWAL                 RENT               ANNUAL                MONTHLY
TERM                    PER S.F.           NET RENTAL            NET RENTAL
----                    --------           ----------            ----------

6th Year                $16.25             $543,270.00           $45,272.50
                        $ 7.00             $ 10,976.00           $   914.00
7th Year                $16.25             $543,270.00           $45,272.50
                        $ 7.00             $ 10,976.00           $   914.66
8th Year                $16.25             $543,270.00           $45,272.50
                        $ 7.00             $ 10,976.00           $   914.66
9th Year                $16.25             $543,270.00           $45,272.50
                        $ 7.00             $ 10,976.00           $   914.66
10th Year               $16.25             $543,270.00           $45,272.50

If the beginning of the Renewal Term occurs on a day other than the first (1st) day of a calendar month, then the rent for such calendar month shall be pro-rated for such partial month.


PARAGRAPH 7TH - REPAIRS AND CARE

Tenant shall take good care of the Premises and, except as expressly provided in this paragraph below, shall make, at Tenant's sole cost and expense, all maintenance repairs, including, but not limited to, painting and decorating, and will maintain the Premises in good condition and state of repair, and on the Termination Date, expiration of the Renewal Term or other expiration of the Lease, shall deliver the Premises in good order and condition, except for reasonable wear and tear, casualty and damage by the elements, not resulting from the neglect or fault of the Tenant. Tenant shall neither encumber nor obstruct the sidewalks, driveways, yards, entrances, hallways or stairs of the Project. Tenant shall be responsible, at its own cost and expense, for any cleaning or janitorial services for the Premises. Tenant shall also be responsible, at its own cost and expense, for the care and maintenance of the elevator between the first and second floors of the Premises, which shall include keeping in effect a maintenance contract for such elevator. Tenant represents that, to its knowledge, the elevator is currently in good working order and has no knowledge of any repairs being required during its occupancy pursuant to its lease with the Medical Society of New Jersey other than ordinary maintenance, and has no knowledge or belief that the elevator is in any state of disrepair at the time of execution of this Lease. Landlord represents to Tenant that, to Landlord's knowledge, the elevator is in good working order on the Effective Date of this Lease.

In case of the destruction of or any damage to the glass in the Premises, or the destruction of or damage of any kind whatsoever to the Premises, caused by the carelessness, negligence or improper conduct on the part of Tenant or Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors, Tenant

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shall repair the said damage or replace or restore any destroyed parts of the
Premises, as speedily as possible, at the Tenant's sole cost and expense.

Landlord shall be responsible for structural, gutters, downspouts and roof maintenance repairs for the Building and all electrical system, plumbing system, HVAC system and fire sprinkler repairs throughout the Building during the Lease Term and the Renewal Term, except that (1) Tenant shall be responsible for the cost of such repairs if damage is caused by Tenant's officers, agents, servants, employees, invitees or licensees, and (2) Tenant shall be responsible for making, at its own expense, electrical and plumbing maintenance and repairs within the Premises. The Landlord shall also make any repairs necessitated by water seepage or by other causes not under Tenant's control. Landlord shall also be responsible for the maintenance of the common areas, including exterior elements, which shall be maintained consistent with a first class office building. Notwithstanding anything herein to the contrary, Tenant shall be exclusively responsible for any damage or repairs to the cooling system or apparatus located on the roof, which services Tenant's computer room, and for any damage to any portion of the Building that may result from the malfunctioning or disrepair of said cooling unit.


PARAGRAPH 8TH - COMPLIANCE WITH LAWS, ETC.

Landlord represents to Tenant that, at the Commencement Date, except with respect to work that may be included within the Landlord/Tenant Work Letter, the Premises is in material compliance with all requirements of all applicable governmental laws, order, rules, regulations, ordinances or other directives or applicable codes of any nature of all federal, state, county and municipal authorities and Board of Fire Underwriters.. Likewise, Tenant represents to Landlord that, at the date of execution of this Lease, Tenant has no knowledge or belief that there are any material violations of any of the aforesaid standards with respect to the Premises. The Landlord shall make any necessary repairs or changes to cause the Project to comply with applicable governmental and insurance requirements.

Except for those items for which Landlord is responsible as expressly set forth in the Landlord/Tenant Work Letter, the Tenant shall make all repairs and changes necessary to comply with applicable laws, ordinances, orders or regulations of any federal, state, county or municipal authority now or hereafter in effect, with all requirements of the Board of Fire Underwriters or similar authority, and with all requirements of any insurance companies which have issued or are about to issue policies insuring the Premises, if such repairs or changes are made necessary by the nature of the Tenant's use of the Premises and/or by any work described in the Landlord/Tenant Work Letter. The Landlord represents that Landlord's Work and its impact upon the Premises shall comply with all applicable laws; Landlord makes no representations regarding compliance with respect to any work performed by or to be performed by Tenant or that which is Tenant's responsibility under this Lease.


PARAGRAPH 9TH - FIRE AND OTHER CASUALTY

In case of fire or other casualty, the Tenant shall give immediate notice to Landlord. If the Premises are partially damaged by fire, the elements or other casualty, the Landlord shall repair same as speedily as practicable, but the Tenant's obligation to pay rent hereunder will not cease; PROVIDED, HOWEVER, that the Tenant is practicably able to continue using the Premises until said repairs are complete. If, in the reasonable opinion of Landlord, the Premises, or any portion thereof, are so extensively and substantially damaged so as to render same untenantable, then the payment of rent will be abated in proportion to the extent that Tenant is unable to use such damaged portion of the Premises for a business office or warehouse space, as the case may be, until such time as the Premises are made tenantable by the Landlord. However, if, in the reasonable opinion of the Landlord, the Premises are totally destroyed or so extensively and substantially damaged as to require practically a rebuilding of same, then the rent will be paid up to the time of such destruction and from that point forward this Lease shall be terminated. In no event, however, shall the preceding three (3) sentences become effective or applicable if the fire or other casualty and damage are as a result of the carelessness, negligence or improper conduct of the Tenant or Tenant's agents, employees, guests, licensees, subtenants, assignees or successors. In such case, the Tenant's liability for the payment of rent and the Tenant's obligation to perform all of the covenants, conditions and terms of this Lease shall continue and the Tenant will be liable to the Landlord for the damage and loss suffered by Landlord to the extent that Landlord is not covered under any insurance policy for such damage or loss. If the Tenant was insured against any of the risks covered herein, then the proceeds of such insurance shall be paid over to the Landlord to the extent of the Landlord's costs and expenses to make the repairs hereunder, and such insurance carriers will have no recourse against the Tenant for reimbursement to the extent such provisions do not void or effect such coverage.

If within one (1) year prior to the expiration of the Lease Term or the Renewal Term, as applicable, more than fifty (50%) percent of the Premises shall be damaged or destroyed by fire or other casualty of any kind or nature, foreseen or unforeseen, then Tenant or Landlord may terminate this Lease by providing written notice to the other party within thirty (30) days of any fire or other casualty.

In the event of a fire or other casualty, the time for such repairs or restoration shall not exceed one hundred fifty (150) days after such fire or other casualty. Rent and all other charges shall abate from the date of such damage until such time as the Landlord has substantially restored or repaired the Premises and the Tenant can reasonably resume its business operations and the Premises shall have a Certificate of Occupancy. If the time for such repairs or restoration exceeds one hundred fifty (150) days, then in that event, Tenant shall have the right to terminate this Lease by providing sixty (60) days advance written notice to Landlord.


PARAGRAPH 10TH - INSTALLATION OF ALTERATIONS/IMPROVEMENTS BY TENANT

Tenant may make non-structural alterations, additions or improvements to the Premises that Tenant deems necessary or desirable. All such alterations, additions or improvements shall be in accordance with Paragraph 33rd of this Lease. Any structural alterations, additions or improvements shall be made only with Landlord's prior written consent. Said alterations are to be performed by Tenant at Tenant's expense. Notwithstanding subparagraph 33(g) below, if Landlord requires Tenant to do so, Tenant shall restore the Premises to the condition existing prior to such alterations, additions or improvements, reasonable wear and tear excepted. Should Tenant wish to have Landlord waive such restoration requirement with respect to any specific alteration, addition or improvement, Tenant shall request, in writing, Landlord's waiver prior to performing any such alteration, addition or improvement, which waiver may be withheld in Landlord's sole discretion. Notwithstanding anything contained to the contrary herein, Landlord shall not unreasonably withhold, delay or condition its consent for any alterations proposed and done by Tenant. Landlord consents to the alterations and improvements set forth in the Landlord/Tenant Work Letter attached to this Lease as Exhibit "C" as well as the initial construction of a large conference room within the Premises, and Landlord waives such restoration requirement with respect to such work.


PARAGRAPH 11TH - INSPECTION AND REPAIR

The Tenant agrees that the Landlord and the Landlord's agents, employees or other representatives, shall have the right to enter into and upon the Premises or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. The preceding sentence shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs, and no liability shall arise from the failure of Landlord to inspect. Except in the case of emergencies, the Landlord shall provide the Tenant with forty eight (48) hours prior notice, during reasonable business hours of the Tenant, of said inspection or repairs. Said inspection or repairs shall not unreasonably interfere with Tenant's business operations.


PARAGRAPH 12TH - RIGHT TO EXHIBIT

The Tenant agrees to permit the Landlord and the Landlord's agents, employees or other representatives to show the Premises to persons wishing to rent same, and the Tenant agrees that on or after six (6) months prior to the expiration of the Lease Term or the Renewal Term, as applicable, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the front of the Premises or any part of the Project offering the Premises for rent, and the Tenant hereby agrees to permit such notice to remain thereon without hindrance or molestation, provided such notice does not obstruct Tenant's signage or access to the Premises.

Notwithstanding anything contained to the contrary herein, the Landlord shall not place any sign or notice on the Premises or any part thereof while the Tenant remains in possession of the Premises, provided Tenant is not in default of any of its obligations pursuant to the terms of this Lease.


PARAGRAPH 13TH - SIGNS

Landlord shall use its best efforts to obtain all required approvals for the installation, at its own cost and expense, of one (1) free-standing pylon sign identifying the Building as per Exhibit H annexed hereto. Identification of Tenant on such sign shall be permitted as set forth on Exhibit H attached hereto. Landlord will relocate the one existing sign above the entrance to Tenant's existing leased premises, at Landlord's expense, to above the relocated main entrance to the Premises, subject to obtaining any approvals that may be required from the Township of Lawrence.

Landlord shall have the right to amend the signage at its sole discretion, provided that it does not obstruct Tenant's signage. In addition, in accordance with the building standard established by Landlord, Landlord shall install, at its own cost and expense, building directories in any common lobby and on each floor within the Building on which more than one tenant is located, which specifically identify the Tenant's and other tenants' locations within the Building, and shall install a sign outside of the Premises, within the Building, identifying Tenant.

At Tenant's sole expense, Tenant may install additional signs within the Building only (but NOT at any other tenant's exclusive entrance or lobby area), provided that such signage shall not cause damage to the Premises within the Building. Prior to any installation, Tenant shall provide Landlord with detailed drawings of such sign installation for approval by Landlord. If the Landlord or the Landlord's agents, employees or representatives deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Premises or any part thereof, the signs may be removed by Landlord, but will be replaced, at the Landlord's sole cost and expense, when the said repairs, alterations or improvements are completed.

Tenant shall remove such additional signs, if any, at the expiration of the Lease Term, or a Renewal Term, as applicable, and shall restore the Premises to its original condition. Tenant shall indemnify and hold Landlord harmless with respect to any claims for damaged persons or property arising out of the installation and maintenance of signs installed by Tenant.


PARAGRAPH 14TH - NON-LIABILITY OF LANDLORD

Landlord shall have no responsibility or liability to the Tenant for any damage to the contents of the Premises for any reason whatsoever and in the event the Tenant elects to obtain insurance on the contents of the Premises said insurance is to provide for a Waiver of Subrogation as to the Landlord.

Landlord shall not be liable for any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, down-spouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air-conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant, the Landlord, or the Landlord's, Tenant's or any other tenants' agents, employees, guests, licensees, invitees, subtenants, assignees or successors; or attributable to any interference with, interruption of or failure, beyond the control of the Landlord, or any services to be furnished or supplied by the Landlord, except if caused solely by the gross negligence or willful misconduct of the Landlord. Notwithstanding anything contained to the contrary in this Lease, the Landlord shall be liable for any damage or injury resulting from the gross negligence or intentional acts of Landlord.

Tenant acknowledges that Landlord shall have no responsibility whatsoever with respect to any responsibilities or obligations of the landlord under the lease made by and between Tenant and the Medical Society of New Jersey dated as of October 1, 2000, as amended, and hereby expressly releases Landlord from any and all responsibility with respect to Article 20 thereunder.


PARAGRAPH 15TH - MORTGAGE PRIORITY

This Lease will not be a lien against the Project with respect to any mortgages that may hereafter be placed upon the Project. The recording of such mortgage or mortgages will have preference and precedence and be superior and prior in lien to this Lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without cost, which may be deemed necessary or desirable, to further effect the subordination of this Lease to any such mortgage or mortgages. A refusal by the Tenant to execute such instruments will give the Landlord the option to terminate this Lease, and the Lease Term and the Renewal Term are expressly limited accordingly. Tenant's obligation to subordinate to financing is conditioned upon the Landlord's mortgagee's agreement, in a commercially reasonable form, not to disturb the leasehold.


PARAGRAPH 16TH - SECURITY DEPOSIT

On the Effective Date of this Lease simultaneously with the Closing, Tenant shall deposit in good funds with the Landlord the sum equal to six (6) months rent as security for the payment of rent hereunder and the full and faithful performance by the Tenant of the covenants and conditions of the Tenant under this Lease. Said sum will be returned to the Tenant, without interest, after the expiration of the Lease Term or Renewal Term, as applicable, provided that Tenant has fully and faithfully performed all of the covenants and conditions of the Lease and is not in arrears in the payment of rent. During the Lease Term and the Renewal Term, if applicable, the Landlord may, if Landlord so elects, have recourse to such security, to make good any uncured default by the Tenant, in which event Tenant shall, on demand, promptly restore said security to its original amount. Liability to repay said security to Tenant will run with the reversion and title to the Project, whether any change in ownership thereof be by voluntary alienation or as the result of judicial sale, foreclosure or other proceedings, or the exercise of a right of taking or entry by any mortgagee. Landlord will assign or transfer said security, for the benefit of Tenant, to any subsequent owner or holder of the reversion or title to the Project, in which case the assignee will become liable for the repayment thereof as herein provided, and the assignor will be deemed to be released by Tenant from all liability to return such security. This provision will be applicable to every alienation or change in title and will not be deemed to permit Landlord to retain the security after termination of the Landlord's ownership of the reversion of title. Tenant may not mortgage, encumber or assign said security without the advance written consent of Landlord, which may be withheld in Landlord's absolute discretion. In the event that Tenant effectively exercises its right to renew pursuant to Paragraph 5th of this Lease, Landlord agrees to reduce the security deposit to that sum which is equal to three (3) months rent for the Renewal Term. In the event that all or any portion of the Security Deposit is due to Tenant either at the expiration of the Lease Term or Renewal Term, as the case may be, Landlord will return that portion of the Security Deposit which is due to Tenant within thirty (30) days of the expiration of the Lease Term or Renewal Term, as the case may be; however, in the event Tenant believes that any amount due to Tenant remains unpaid after said thirty-day period, Tenant shall give prompt written notice to Landlord of same, and Landlord shall have ten (10) days from receipt of Tenant's written notice to return any portion of the Security Deposit which is due to Tenant. The failure of Tenant to provide such notice to Landlord shall not be a waiver of Tenant's right to receive any refund which is due to Tenant under this provision.


PARAGRAPH 17TH - REAL ESTATE TAXES

As additional rent, Tenant shall pay to Landlord its Proportionate Share (as defined in Paragraph 19th) of real estate taxes and assessments with respect to the Property which are assessed by the Township of Lawrence or such other governmental entity, as the case may be ("Real Estate Taxes"). Tenant shall pay to Landlord on the first day of each and every month of the Lease Term or Renewal Term, together with the Base Rent, that amount which is one-twelfth of Tenant's Proportionate Share of the annual Real Estate Taxes. The amount of Tenant's monthly payment for Real Estate Taxes for the ensuing year shall be adjusted annually as of January 1st of such year using as a base the preliminary tax bill for such year and projecting said amount over that full year. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing a reconciliation of the previous year's Real Estate Taxes billing and Tenant's payments. In the event that the total amount of Real Estate Taxes paid by Tenant for the previous calendar year was deficient, then Tenant shall pay the amount of such deficiency to Landlord on the due date of the next monthly rental installment which shall not be less than thirty (30) days after receipt by Tenant of such written statement from Landlord. In the event the estimated monthly payments are in excess of actual Real Estate Taxes due and payable for said period, then the amount of such overpayment shall be credited to the next monthly installment or installments of Tenant's Proportionate Share of Real Estate Taxes until fully exhausted. If the amount paid is in excess of the Real Estate Taxes payment due from Tenant through the end of the term of the Lease, Landlord will reimburse Tenant for the excess within thirty (30) days of the expiration of the term of the Lease.

Subject to the aforesaid proportionate payment by Tenant to Landlord pursuant to this Paragraph 17th, Landlord shall pay to the taxing authority all Real Estate Taxes relative to the Project.


PARAGRAPH 18TH - INSURANCE COVERAGE AND AMOUNT

                (a) Tenant covenants and agrees to pay Landlord as additional rent during the Lease Term and the Renewal Term, as applicable, its pro rata share, to be calculated pursuant to Paragraph 19th, of premiums for insurance to be procured in the first instance by Landlord, insuring Landlord, the coverage to be as follows:

                        (1) Insurance on the Building and Building equipment, fixtures, and appurtenances, against all loss and damage, including, but not limited to, coverage by an all risk form of insurance policy with agreed amount endorsement and replacement cost endorsement, in an amount no less than one hundred (100%) percent of the full replacement value thereof (exclusive of cost of foundation, excavation and land) from time to time;

                        (2) Rent insurance covering the risks described in Sub-paragraph (1) above in an amount equal to the Basic Rent and additional rent payable for one year;

                        (3) Provide, keep and maintain in force, if and when obtainable, at reasonable costs and on reasonable terms, and generally carried on buildings of the type to be leased hereunder, war risks and nuclear damage, as well as flood and earthquake insurance for the full replacement value of the Building if such insurance is required by any institutional/commercial first mortgagee of the Project;

                        (4) Provide any additional insurance coverages as may be reasonably required from time to time by any institutional first mortgagee of the Project; and

                        (5) Comprehensive general public liability insurance against claims arising out of ownership, operation and control of the Project as to liability of the Landlord in limits not less than ten million ($10,000,000.00) dollars combined single limit arising out of one occurrence. The Landlord may insure its liability under its blanket comprehensive general liability policy and umbrella liability policy, and the Tenant will reimburse the Landlord for the Tenant's pro rata share of the premium.

                (b) Tenant's pro rata share of insurance premiums shall be calculated in accordance with Paragraph 19th of this Lease. In addition to the premiums to be paid as aforesaid by Tenant, in the event of loss as a result of an insured casualty, any deductible amount on the policy coverage in question shall be paid by Tenant to the extent of its pro rata share of the premium responsibility calculated as aforesaid.. Landlord agrees that the deductible amount for any policy shall not exceed five thousand ($5,000.00) dollars. Tenant shall not be responsible for any deductible if Tenant has no liability for the insured casualty.

                (c) On an annual basis, and one additional time per year if requested by Tenant in writing, Landlord shall furnish to Tenant statements with calculations of the actual premiums paid by the Landlord for the coverage aforesaid, and the pro rata share thereof which is Tenant's responsibility under this Lease.

                (d)     INSURANCE PROCURED BY TENANT.

                        (1) Tenant covenants and agrees to provide on or before the earlier of (i) the Commencement Date; or (ii) Tenant's entering upon the Premises for the purpose of doing all or any part of Tenant's work, and to keep in force during the Lease Term and the Renewal Term, as applicable, comprehensive general liability insurance relating to the Premises and its appurtenances on an occurrence basis, including, but not limited to, contractual liability in connection with Tenant's indemnity of Landlord herein, with minimum limits of liability in the amount of one million ($1,000,000.00) dollars in respect of bodily injury or death and/or property damage combined.

                        (2) Tenant covenants and agrees to provide insurance coverage of any and all trade fixtures and personal property (including, but not limited to any furniture, machinery, goods or supplies) of Tenant, which Tenant may have upon or within the Premises.

                        (3) Tenant covenants and agrees that the aforesaid liability insurance coverage shall be issued in the name of Tenant and shall be written by one or more responsible insurance companies reasonably satisfactory to Landlord and satisfactory to

Landlord's mortgagee(s), in form reasonably satisfactory to Landlord and satisfactory to Landlord's mortgagee(s); all such insurance may be carried under a blanket policy covering the Premises or any other of Tenant's facilities. The minimum limits of such insurance shall in no way limit or diminish Tenant's liability pursuant to Paragraph 33rd of this Lease, and Tenant shall deliver to Landlord a Certificate of Insurance, naming Landlord as an additional insured, to show compliance with its obligations hereunder prior to the Commencement Date and thereafter at least thirty (30) days prior to the expiration of each policy, together with reasonably satisfactory evidence of the payment of premiums thereof.

                        (e) The limits of all insurance contemplated in this Lease shall be subject to change at any time and from time to time after the Commencement Date, upon ten (10) days advance written notice to Tenant, as any mortgagee holding a security interest in the Property may deem the same reasonably necessary for adequate protection. If the percentage increase is in excess of fifty (50%) percent, Tenant shall have the right to terminate this Lease upon one hundred twenty (120) days notice to Landlord, but within said notice period, shall obtain and maintain such insurance as may be required by Landlord or its mortgagee(s).

                        (f) Tenant agrees, at its own cost and expense, to comply with all reasonable requirements of the insurance carriers providing the insurance coverage in force pursuant to the provisions hereof and to the applicable sections of the "National Fire Codes" as published by the National Fire Protective Association. If, at any time, and from time to time, as a result of or in connection with any failure by Tenant to comply with the foregoing sentence or any act of omission or commission by Tenant, its employees, agents, contractors or licensees, or as a result of or in connection with the use to which the Premises are put (notwithstanding that such use may be for the purposes herein permitted or that such use may have been consented to by Landlord) the fire insurance premium(s) applicable to the Premises, or the Building in which same are located, or to any other premises in the Building (including rent insurance relating thereto) shall be increased as a result of such act, use, or occupancy, Tenant agrees that it will pay to Landlord, on demand, as additional rent, such portions of the premiums for all fire insurance policies in force with respect to the Building of the Landlord of which the Premises are a part (including rent insurance relating thereto) as shall be attributable to such act, use or occupancy.

                        (g) Landlord shall not be liable for any damage by fire or other peril in the coverage afforded by the Standard All Risk Policy (whether or not such coverage is in effect), no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement. Tenant shall not be liable for any damage by fire or other peril included in the coverage afforded by the Standard All Risk Policy (whether or not such coverage is in effect), no matter how caused, it being understood the Landlord will look solely to its insurer for reimbursement, except as set forth in Paragraph 9th. Each party, as applicable, shall obtain a Waiver of Subrogation Endorsement, if necessary, to permit the Waiver of Subrogation and mutual release as set forth herein in connection with any applicable insurance policy carried by it.


PARAGRAPH 19TH - OBLIGATION OF TENANT FOR COMMON OPERATING AND MAINTENANCE EXPENSES

In addition to all other obligations imposed upon Tenant under the terms of this Lease, Tenant shall be responsible for Tenant's pro rata share of all common operating and maintenance expenses for the Project in which the Premises are located during the Lease Term and the Renewal Term, as applicable, including, but not limited to, the following ("Common Area Maintenance Charges");

Site lighting, including cost of electricity in the parking lot and other common areas; maintenance and repairs and replacements of fixtures and bulbs in the parking lot and other common areas; insurance premiums for insurance coverage, as specified in Paragraph 18th of this Lease, maintained by Landlord, including, but not limited to, public liability, property damage, fire insurance with extended coverage and vandalism and rental loss; landscaping, gardening, grass cutting, leaf removal, planting, and maintenance replanting shrubbery, trees and other landscape improvements at the Property; stand-by sprinkler charges; elevator service for common elevator(s) and maintenance charges therefor; paving maintenance, repairs and striping; trash and refuse removal (except medical waste); recycling charges; common water charges (unless billed separately to each Tenant); sewer charges (unless billed separately to each Tenant); painting and decorating in common areas; policing and regulating automobile and pedestrian traffic; sanitary control; extermination; security, if any, for the Project; all utilities, including heating, ventilating and air-conditioning relating to common areas, janitorial service and maintenance relating to common area; cost of personnel relating to maintenance and operation of common areas, including salaries, fringe benefits, taxes, and workmen's compensation insurance; management fees; all HVAC system service, maintenance and repair charges; and all other costs relating to the maintenance and operation of the common areas, but not including debt service. In the event there are capital costs for such items as parking lot re-paving, and/or HVAC equipment replacement, and said costs exceed Twenty-Five Thousand ($25,000.00) dollars in any one (1) year, the costs for same shall be included in the common operating and maintenance expenses but said costs shall be amortized and charged over a seven (7) year period. Common operating and maintenance costs to which this provision may be applicable shall not include leasing commissions, structural repairs for which the Landlord is responsible, depreciation interest, points and fees on and amortization of mortgages, franchise, income and other such taxes based upon the income of Landlord, provided the same shall not have been levied as a substitute for real property taxes and shall not include any items otherwise constituting such expense to the extent payment therefor is received from or payable by another tenant of the Building, or any costs associated with preparing, improving or altering space for any leasing or re-leasing of any space within the Building, costs incurred by Landlord for the repair or damage to the Building to the extent that Landlord is reimbursed by insurance proceeds, attorney's fees in connection with the negotiation and preparation of leases with prospective tenants or other occupants of the Building, costs incurred by Landlord due to a violation by any other tenant of the terms and conditions of its lease, utility costs for which any tenant directly pays, costs for which Landlord has been compensated, taxes or other penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments when due, and costs incurred curing a violation of environmental laws regarding the storage, use or disposal of hazardous materials or substances unless such violation or environmental laws are caused by Tenant.

Notwithstanding anything contained to the contrary provided herein, however, it is agreed that Tenant will not be charged for any maintenance and repairs to the extent the same are covered by written guarantees or written warranties covering new construction and new equipment.

Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a written statement (the "CAM Statement") showing in reasonable detail the relevant information concerning the calculation and determination of Landlord's operating and maintenance expenses as hereinabove defined during such period. Landlord agrees to provide Tenant with back-up documentation, if requested by Tenant. In the event the total amount of the estimated operating and maintenance expenses, paid by Tenant, during the preceding calendar year is deficient, then Tenant shall pay to Landlord the amount of such deficiency on the due date of the next monthly rental installment which shall not be less than thirty (30) days after receipt by Tenant of such written statement from Landlord. In the event the amount of such estimated payments is in excess of the actual operating and maintenance expenses, then the amount of such overpayment shall be credited to the next monthly installment or installments of Tenant's rent until fully exhausted. If the amount paid is in excess of the payment due through the end of the term of the Lease, Landlord will reimburse Tenant for the excess within thirty (30) days of the expiration of the term of the Lease.

Tenant shall have thirty (30) days after receipt of the CAM Statement to notify Landlord that it disputes the correctness thereof; however, such dispute shall not relieve Tenant of the responsibility of making timely payment of all such amounts as noticed to Tenant in the CAM Statement. Unless resolved by the parties, such dispute shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. If the arbitration proceedings result in a determination that the CAM Statement contains in the aggregate a discrepancy greater than eight (8%) percent, Landlord shall bear the cost of the arbitrators; otherwise, Tenant shall bear all costs of the arbitration. Tenant, for a period of thirty (30) days after receipt of the CAM Statement in each calendar year and upon written notice to Landlord, shall have reasonable access, at Landlord's office, during normal business hours, to only the CAM records of Landlord for the purpose of verifying the common operating and maintenance expenses. Should Tenant pursue this review, it shall constitute one annual request for insurance statements as permitted in subparagraph 18th (c).

During the period commencing with the Commencement Date of the Lease Term and continuing until the end of the first full calendar year of the Lease Term, Tenant shall pay to Landlord the estimated sum of Eleven Thousand Six Hundred Sixty-Six and 66/100 ($11,666.66) dollars per month, which has been computed based upon an estimated rate of $4.00 per square foot of the after-construction 77,175+- s.f. Building for a twelve (12) month period. Notwithstanding anything herein to the contrary, CAM Charges shall not be in excess of $4.00 per square foot for the first and second years of this Lease. Within ninety (90) days after the end of the first full calendar year of the Lease Term, Landlord shall furnish to Tenant a written statement as above set forth showing the operating and maintenance expenses for the Building, and in the event of any deficiency or excess payments, the same shall be adjusted in the manner described above.

Subject to the limitation with respect to the maximum CAM Charges to be charged to Tenant for years one and two of this Lease, Landlord may adjust annually the estimated rate per square foot and Tenant's monthly payment for common operating and maintenance expenses at Landlord's reasonable discretion. All adjustments shall be made as of the beginning of the new calendar year as soon as the computation becomes available, and any deficiency for such new calendar year shall be due and payable with the next monthly installment of rent, which shall not be less than thirty (30) days after receipt of Landlord's notice. In the event the estimated monthly payments are in excess of the amount reflected on the subject year's CAM Statement, then the amount of such overpayment shall be credited to the next monthly installment or installments of Tenant's Proportionate Share of CAM Charges until fully exhausted. If the amount paid is in excess of the payment due through the end of the Lease Term or Renewal Term, the Landlord will reimburse Tenant for the excess within thirty (30) days of the expiration of the term of the Lease. In the event the Tenant's Lease Term or the Renewal Term, as applicable, commences or terminates within a calendar year, then the Tenant's obligation shall be proportionately adjusted for the fraction of the calendar year involved.

For purposes of this Lease, the Tenant's pro rata share is hereby fixed at Forty-Seven and 71/100 (47.71%) percent from the Commencement Date through the last day of the Second Stage (as defined in Paragraph 4th), and thereafter the Tenant's pro rata share shall be fixed at Forty-Four and 35/100 (44.35%) percent ("Tenant's Proportionate Share") for purposes of billing the CAM Charges of the Project (subject to adjustment after measurement in accordance with Paragraph 50 of this Lease).

The following utility related costs are not included in the aforesaid Common Area Maintenance Charges and shall be billed to and paid by Tenant, as additional rent within ten (10) days of invoicing:

        1. ELECTRIC SERVICE. Electric service shall be separately metered for the Premises and Tenant shall pay the utility company directly; however, until such time as all of Tenant's electric services is on a separate meter or meters billed to Tenant directly, any such service provided on a meter shared with another tenant or tenants shall be shared in proportion to the tenant's respective square footage, unless any tenant's usage is of a greater intensity than another tenant on the same meter (e.g. Tenant's computer room). The hot water heater for the Premises shall be connected to Tenant's electric service.

        2. HVAC. Landlord shall bill Tenant and Tenant shall pay for HVAC costs as specified in Paragraph 47th of this Lease.

        3. SEWERAGE. Landlord shall bill the Tenant and Tenant shall pay for its sewerage costs as reasonably determined by Landlord at regular intervals as established by Landlord or as billed by the Township of Lawrence. For information, Lawrence Township bills for sewer twice a year and that bill is based upon water usage that registers on the meter at the Building; the first half invoice billed in 2003 was for $1,134.60 and the second half invoice billed in 2003 was for $991.32. Any such invoices shall be billed by Landlord to Tenant in its proportionate share based on square footage of the Premises.

        4. SNOW AND ICE REMOVAL. Landlord shall bill Tenant and Tenant shall pay to Landlord Tenant's Proportionate Share of all charges for snow and ice removal for the Project ("Snow and Ice Removal Charges"). Tenant acknowledges and understands that these charges can only be estimated at this time and on an annual basis hereafter. Therefore, Tenant shall pay to Landlord on the first day of each and every month of the Lease Term or Renewal Term, together with the Base Rent, that amount which is one-twelfth of Tenant's Proportionate Share of the annual estimated Snow and Ice Removal Charges. The amount of Tenant's monthly payment for Snow and Ice Removal Charges for the ensuing year may be adjusted annually as of January 1st of such year, in the reasonable discretion of Landlord. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing a reconciliation of the previous year's Snow and Ice Removal Charges and Tenant's payments. In the event that the total amount of Snow and Ice Removal Charges paid by Tenant for the previous calendar year was deficient, then Tenant shall pay the amount of such deficiency to Landlord on the due date of the next monthly rental installment which shall not be less than thirty (30) days after receipt by Tenant of such written statement from Landlord. In the event the estimated monthly payments are in excess of actual Snow and Ice Removal Charges paid for said period, then the amount of such overpayment shall be credited to the next monthly installment or installments of Tenant's Proportionate Share of Snow and Ice Removal Charges until fully exhausted. If the amount paid is in excess of the payment due through the expiration of the term of the Lease, Landlord will reimburse Tenant for the excess within thirty (30) days of the expiration of the term of the Lease. Tenant understands and acknowledges that the Snow and Ice Removal Charges for which it is responsible shall be its proportionate share of the actual costs and not subject to any limitation during any year of this Lease.


PARAGRAPH 20TH - CONDEMNATION AND EMINENT DOMAIN

If the Premises, the Project of which the Premises are a part, or any portion thereof, are taken under eminent domain or condemnation proceedings, or if suit or other action is instituted for the taking or condemnation thereof, or if in lieu of any formal condemnation proceedings or actions, the Landlord grants an option to purchase and/or sells and conveys the Premises, the Project of which the Premises are a part, or any portion thereof, to the governmental or other public authority, agency, body or public utility seeking to take the said Premises, Project or any portion thereof, then this Lease, at the option of the Landlord, will terminate and the Lease Term or the Renewal Term, as applicable, will end as of the date Landlord fixes by notice in writing, unless the taking involves less than twenty (20%) percent of the Property or ten (10%) of the Building, in which case the Landlord shall have the option to continue the Lease; and the Tenant shall have no claim or right to claim or be entitled to any portion of any amount which may be awarded as damages or paid as a result of such condemnation proceedings or paid as the purchase price for such option, sale or conveyance in lieu of formal condemnation proceedings; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord. Should the square footage of the Premises be reduced pursuant to this Paragraph 20th, then the applicable rent shall abate accordingly therefor for the remainder of the Lease Term or Renewal Term, as the case may be. In the event of a taking for which Landlord has the right to terminate this Lease, such right to terminate shall not be effective, if Tenant elects to continue this Lease by giving written notice to that effect to Landlord within ten (10) days of Landlord's giving the aforesaid notice to Tenant; however, such election to continue shall not be effective if Tenant's continued occupancy of the Premises will be in violation of applicable laws or ordinances. In addition, if Tenant elects to continue the Lease, any costs involved in restoring the Premises to a tenantable space shall be borne by Tenant. Tenant agrees to execute and deliver any reasonable instruments, at the expense of the Landlord, as may be deemed necessary or required to expedite any condemnation proceedings or to effectuate a proper transfer of title to such governmental or other public authority, agency, body or public utility seeking to take or acquire the Premises, the Project of which the Premises are a part, or any portion thereof. Tenant covenants and agrees to vacate the Premises, remove all of Tenant's personal property therefrom and deliver up peaceable possession thereof to Landlord or to such other party designated by the Landlord in the aforementioned notice. Failure by Tenant to comply with any provision of this clause will subject Tenant to such costs, expenses, damages and losses as the Landlord may incur by reason of Tenant's breach hereof.

Notwithstanding anything contained to the contrary herein, Tenant shall be entitled to any separate award for moving expenses and for fixtures installed by Tenant at its own cost and expense which do not become part of the Building.


PARAGRAPH 21ST - REMEDIES UPON TENANT'S DEFAULT

If any default on the part of Tenant in the performance of any conditions and covenants contained in this Lease occurs, or if during the Lease Term or the Renewal Term, as applicable, the Premises or any part thereof are abandoned or deserted, vacated or vacant, or should Tenant be evicted by summary proceedings or otherwise, the Landlord, in addition to any other remedies contained herein or as may be permitted by law, may, either by force or otherwise, without being liable for prosecution therefor, or for damages, re-enter the Premises and the same have and again possess and enjoy; and as agent for Tenant or otherwise, re-let the Premises and receive the rents therefor and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as Landlord may have been expended in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. Tenant shall remain liable for any rents as may be in arrears and for any rents which may accrue subsequent to Landlord's re-entry of the Premises, to the extent of the difference between the rents reserved hereunder and the rents, if any, received by Landlord during the remainder of the unexpired Lease Term or the Renewal Term, as applicable, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month. Landlord shall use its best reasonable efforts to mitigate its damages.

With respect to any monetary payment requirements of Tenant pursuant to this Lease, if such payment remains outstanding, then Tenant shall be deemed to be in default five (5) days after any such payment is due; no notice of monetary default from Landlord shall be required. With respect to non-monetary performance requirements, Landlord agrees to provide Tenant with notice of such non-performance and an opportunity to cure such non-performance; however, if Tenant has not cured such non-performance within thirty (30) days of the receipt of such notice, then Tenant shall be deemed to be in default under this Lease. If such non-performance is of a nature that the same cannot in good faith and with due diligence be cured within said thirty (30) day period, and if Tenant has commenced to cure and diligently proceeded to cure, such non-performance to completion, then Tenant shall have a reasonable period beyond said thirty (30) days to complete the required cure, and shall provide Landlord with timely status updates regarding its efforts to cure the noticed default.


PARAGRAPH 22ND - TERMINATION ON DEFAULT

Upon the occurrence of any of the contingencies set forth in Paragraph 21st of this Lease, or if Tenant is adjudicated bankrupt, insolvent or placed in a receivership, or if proceedings are instituted by or against Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of Tenant hereunder passes to another by virtue of any court proceedings, writ of execution, levy, sale or by operation of law, not cured within said thirty (30) days, Landlord may, if the Landlord so elects, at any time thereafter, terminate this Lease, upon giving Tenant or any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of Tenant, five (5) days prior written notice of the Landlord's intention to do so. Upon the giving of such notice, this Lease will terminate on the date set forth in such notice as if the said date was the Termination Date or expiration date of the Renewal Term, as applicable; and the Landlord shall have the right to remove all persons, goods, fixtures and chattels therefrom, by force or otherwise, without liability for damages.


PARAGRAPH 23RD - REMOVAL OF TENANT'S PROPERTY

Any equipment, fixtures, goods or other property of Tenant not removed by Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Premises by Tenant, or upon Tenant's eviction, will be considered as abandoned and the Landlord shall have the right, without any notice to Tenant, to sell or otherwise dispose of the same, at the expense of Tenant, and will not be accountable to Tenant for any part of the proceeds of such sale, if any. Tenant shall have thirty (30) days to remove Tenant's property.


PARAGRAPH 24TH - REIMBURSEMENT OF LANDLORD

If Tenant fails or refuses to comply with and perform all of the terms and conditions of this Lease, the Landlord may, if the Landlord so elects after giving notice and an opportunity to cure to Tenant pursuant to Paragraph 21st of this Lease, carry out and perform such terms and conditions, at the sole cost and expense of Tenant, and the said cost and expense shall be payable upon demand or, at the option of the Landlord, shall be added to the installment of rent due immediately thereafter, but in no case later than one (1) month after such demand, whichever occurs sooner, and shall be due and payable as such. This remedy shall be in addition to such other remedies as the Landlord may have hereunder by reason of the breach by Tenant of any of the terms and conditions of this Lease.


PARAGRAPH 25TH - NON-PERFORMANCE BY LANDLORD

This Lease and the obligation of Tenant to pay the rent hereunder and to comply with the terms and conditions hereof, shall not be affected, curtailed, impaired or excused as a result of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord, provided Tenant's operations can be conducted.

Notwithstanding the foregoing, Tenant shall have the right to perform the obligations of Landlord and obtain reimbursements from Landlord for the reasonable cost of same, provided Tenant gives Landlord ten (10) days prior written notice of Tenant's intent to exercise said right. If Tenant actually performs, or causes to be performed, at Tenant's expense, any such obligation of Landlord, then Tenant shall promptly provide to Landlord all documentation and invoices relating to such undertaking and its written request for such reimbursement to which Tenant believes it is entitled. If Tenant does not submit its written request to Landlord within sixty (60) days of its performance of such item that it alleges is Landlord's responsibility, then Tenant shall waive its right to any reimbursement under this provision. If the parties are unable to agree to a resolution of this item within sixty (60) days of Landlord's receipt of Tenant's notice accompanied by the required documentation and invoices, then Tenant may submit the matter to arbitration and such dispute shall be determined in accordance with the then-prevailing rules of the American Arbitration Association. The fees of the arbitrators shall be paid by Tenant and/or Landlord in proportion to allocated responsibility of the disputed cost.


PARAGRAPH 26TH - CONSTRUCTION OF IMPROVEMENTS BY LANDLORD

Landlord intends to renovate the existing 71,733+/- s.f. two-story building, including parking lot and related improvements, suitable for use as a professional medical office building. The Premises shall be reconfigured in substantial accordance with the specifications as set forth on Exhibit A annexed hereto. Landlord's Work with respect to the Project shall be constructed or performed by Landlord, at Landlord's cost, in substantial conformance with the Landlord/Tenant Work Letter attached hereto and made a part hereof as Exhibit "C," which shall be performed in compliance with all laws applicable to the Project. Any sitework shall be constructed in accordance with the Site Plans approved the by Township of Lawrence Planning Board. Tenant Work with respect to the Premises shall be constructed by Tenant in substantial accordance with Landlord/Tenant Work Letter as set forth on Exhibit "C" attached hereto and made a part hereof, which, together with any other work within the Premises that is not Landlord's Work described in the Landlord/Tenant Work Letter, shall be the exclusive responsibility of Tenant. Landlord and Tenant each represent to the other that they will commence construction as soon as practical after receipt of any required approvals and/or permits to perform the Landlord Work or the Tenant Work, respectively, and will diligently pursue same. On the Commencement Date and upon Landlord's receipt of full payment of the Security Deposit and the first month's rent hereunder, Landlord shall pay to Tenant the sum of $50,000.00 as its full and complete contribution to Tenant's Work upon or within the Premises.

Regarding the square footage designated on Exhibit "A" as "Proposed File Storage Space" and those noted areas particularly described in the Landlord/Tenant Work Letter, as well as other areas generally depicted on the second floor of the Premises shown on the Floor Load Rendering attached to and made a part of this Lease as Exhibit "D", due to structural specifications, floor load weight limitations shall be implemented with respect to Tenant's use of these areas. Engineering work has revealed the appropriate limitations as set forth on the Floor Load Rendering. Landlord covenants to Tenant as to the structural soundness of such Areas and the maximum floor load noted relative thereto. Tenant covenants and agrees to comply with such floor load specifications and not to exceed the floor load limitations specified in the Floor Load Rendering. Such

Areas shall be subject to inspection by Landlord during normal business hours throughout the term of this Lease.


PARAGRAPH 27TH - LATE CHARGES

In the event that the rent is not received on or before the expiration of fifteen (15) days after the rental due dates set forth herein, then in addition to any other measures set forth herein, there shall be an added late charge of five (5%) percent of the monthly rent payment per month of delinquency.


PARAGRAPH 28TH - HOLDOVER /FAILURE TO SURRENDER POSSESSION

        (a) If Tenant holds over and continues in possession of the Premises after the Termination Date or expiration of the Renewal Term, as applicable, Tenant shall be deemed to be occupying the Premises on the basis of a month-to-month tenancy, subject to all terms and conditions of this Lease.

        (b) The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises shall be substantial, shall exceed the amount of the monthly installments of the rent payable hereunder, and shall be impossible to measure accurately.

        (c) Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the Termination Date or expiration of the Renewal Term, as applicable, or sooner termination of the Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Premises, after the Termination Date or expiration of the Renewal Term, as applicable, or sooner termination of this Lease, a sum equal to One Hundred Fifty (150%) percent of the monthly rent in effect at the Termination Date or expiration of the Renewal Term, as applicable, or prior month in the event of earlier termination, plus any additional rental obligations.

        (d) Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the Termination Date or expiration of the Renewal Term, as applicable, or sooner termination of the Lease.

        (e) The provisions of this Paragraph 28th shall survive the Termination Date or expiration of the Renewal Term, as applicable, or sooner termination of this Lease.


PARAGRAPH 29TH - ASSIGNMENT OF LEASE OR SUBLET BY TENANT

Landlord agrees, only after the last day of the Second Stage as described in Paragraph 4th of this Lease, not to unreasonably withhold or delay its consent to the assignment of this Lease or sublet a portion of the Premises as described in a written advance notice sent by Tenant to the Landlord, to be accompanied by a detailed term sheet, including, but not limited to, a drawing of the exact location and square footage to be the subject of the assignment or sublet, the rental amounts and the amounts of any and all costs for which Tenant may be seeking to apply against any Excess Rent, at least forty-five (45) days prior to the contemplated effective date of such assignment or sublet; PROVIDED, HOWEVER, unless expressly released in writing, no assignment shall relieve Tenant of any present or future obligation or liability under this Lease; and FURTHER PROVIDED that the assignee or sublessee shall, in writing, accept the assignment or sublet of this Lease and agree to be bound by the terms hereof; and FURTHER PROVIDED that the area within the Premises contemplated for assignment or sublet shall be configured and located within the Premises consistent with proper safety, security and access standards for any potential tenant of Landlord should Landlord exercise its recapture option; and further PROVIDED, HOWEVER, that no such assignment or subletting shall be made to any tenant who shall occupy the Building for any purpose which may be deemed disreputable, which would not be consistent with the nature of the building as a medical office building, which would violate any covenants by Landlord to other tenants in the Building regarding primary use restrictions, or which would, in any way, violate the applicable ordinances, rules and regulations of applicable governmental boards and bureaus having jurisdiction thereof, or of the carrier of the fire insurance to be provided as hereinabove set forth. Landlord covenants to ensure that Tenant's leasehold shall be secure notwithstanding any sale of the Project, provided that Tenant is not at that time in default of any provision of this Lease. Landlord agrees to respond to Tenant's request for assignment or sublease within fifteen (15) days of receipt by Landlord of Tenant's request, together with all information and references as required herein or reasonably requested by Landlord with respect to the assignee or sublessee. Provided that Landlord's mortgagee does not withhold its consent, Tenant shall be relieved of any future liability, under the Lease, and the security deposit shall be returned, in the event of an assignment to a Tenant that is creditworthy in the reasonable judgment of Landlord and Landlord's mortgagee. A fully executed copy of any assignment or sublet shall be provided to Landlord by Tenant at least ten (10) days prior to any occupancy by any assignee or sublessee.

Any assignment or sublet is subject to Landlord's right to recapture any rent charged by Tenant to the assignee or sublessee for any portion of the Premises which is in excess of that rent charged by Landlord to Tenant pursuant to this Lease ("Excess Rent"). Tenant shall pay to Landlord all Excess Rent by the fifth day of each period that any rent is paid by the assignee or sublessee to Tenant. Tenant may retain from the Excess Rent paid to Tenant by the assignee or sublessee, any reasonable real estate commission paid by Tenant to procure such assignee or sublessee. However, if any assignment of this Lease is such that Tenant is relieved of any future liability under this Lease, then Tenant shall bear all of its costs to obtain such assignee.

If a default should occur while the Premises, or any part thereof, are assigned or sublet, Landlord, in addition to any other remedies available to it, may, at its option, collect all payments due directly from such assignee or sublessee and credit any such collections against any sums due to Landlord by Tenant hereunder. Tenant hereby authorizes and directs any such assignee or sublessee to pay such rent directly to Landlord upon receipt from Landlord of a demand therefor. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder.

After the Second Stage as described in Paragraph 4th of this Lease, the prohibition against assignment of this Lease and subletting of any portion of the Premises shall not be construed to prohibit any change or series of changes in the controlling interest of the

Tenant, whether that change be effected by operation of law, acquisition, merger, consolidation, change of controlling interest of stock or partnership interests, or otherwise ("Permitted Assignment or Sublet"). Provided that at effective date of any contemplated assignment or sublet, Tenant has a contractual relationship with one or both of the Companies, a Permitted Assignment or Sublet shall also include an assignment or sublet to the following
Companies: (i) MIIX Advantage Holdings, Inc., and (ii) MIIX Advantage Insurance Company of New Jersey (collectively, the "Companies"); provided that (i) the use will remain substantially the same; (ii) the number of employees will remain substantially the same; and (iii) the manner in which the assignee or sublessee conducts its business will remain substantially the same as Tenant's business. All Permitted Assignments or Sublets shall be subject to timely notice and Landlord's receipt of all required or requested information with respect to such assignee or sublessee, as well as a true copy of the executed assignment or sublease document at least ten (10) days prior to such assignee's or sublessee's taking occupancy, but is not subject to the express written consent of Landlord; however, if a Permitted Assignment or Sublet occurs prior to the expiration of the Lease Term, then the Security Deposit as set forth in Paragraph 26th of this Lease shall not be reduced as provided herein.

Notwithstanding anything in this Paragraph 29th to the contrary, in the event that Tenant gives notice to Landlord of a contemplated assignment or sublet of all or a portion of the Premises, which assignment or sublet is not a Permitted Assignment or Sublet, then in that event, the Landlord shall have a right of first refusal to recapture that portion of the Premises which is the subject of the contemplated assignment or sublet. Landlord shall have fifteen (15) days from receipt of Tenant's notice to accept Tenant's offer in writing, and if no acceptance is forthcoming within said fifteen-day period, then Landlord shall be deemed to have rejected such right of first refusal to recapture. Landlord's right of first refusal to recapture shall be a continuing right throughout the entire term of this Lease. To the extent that Landlord elects to recapture that portion of the Premises which is the subject of the contemplated assignment or sublet and remove same from Tenant's Premises, then this Lease shall be modified by a written amendment made by and between Landlord and Tenant, and upon execution thereof, this Lease and Tenant's obligations hereunder shall be thereby modified accordingly.


PARAGRAPH 30TH - BROKERS COMMISSIONS

The parties acknowledge to each other that they have not dealt with any realtor/broker to whom a commission may be due in connection with the negotiation and consummation of this Lease. The parties agree that in the event any realtor/broker claims a commission as a result of dealings with either party to this Lease, then such party having such dealings shall hold the other party harmless and indemnify such party against such claim and shall be responsible for all expenses of litigation related to such claim, including legal fees and costs of suit.


PARAGRAPH 31ST - TENANT'S RESPONSIBILITY REGARDING HAZARDOUS MATERIALS

        (a) DEFINITIONS. As used herein, the following terms shall have the following meanings:

                (1) "Hazardous Material" includes any pollutant, dangerous substance, toxic substances, flammables, explosives, radioactive materials, asbestos, chemicals known to cause cancer or reproductive toxicity, petroleum, petroleum products, any hazardous pollutant, hazardous waste or any similar term as defined in or pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. 9601 ET SEQ., ("CERCLA"); the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ., ("ISRA"); the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 ET SEQ., ("Spill Act"); the Solid Waste Management Act , N.J.S.A. 13:1E-1 ET SEQ., "SWMA"); the Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ., ("RCRA"); the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 ET SEQ., ("USTA"), the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ., ("CAA"); the Air Pollution Control Act, N.J.S.A. 26:2C-1 ET SEQ., ("APCA"); the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 ET SEQ., ("WPCA"); the Toxic Substance Control Act, 15 U.S.C. 2601 ET SEQ., ("TSCA") and any rules or regulations promulgated thereunder or in any other applicable federal, state or local law, rule or regulation pertaining to environmental protection. It is understood and agreed that the provisions contained in this Lease shall be applicable notwithstanding whether any substance shall not have been deemed to be a hazardous material at the time of its use or Release but shall thereafter be deemed to be a Hazardous Material.

                (2) "Release" means spilling, leaking, disposing, pumping, pouring, discharging, emitting, emptying, ejecting, depositing, injecting, leaching, escaping or dumping however defined, and whether intentional or unintentional, of any Hazardous Material.

                (3) "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection ("NJDEP"), the United States Environmental Protection Agency ("USEPA"), the United States Occupational Safety and Health Administration ("OSHA") or other federal, state or local agency or authority, or any other entity or any individual, concerning any act or omission resulting or which may result in the Releasing of Hazardous Materials into the waters or onto the lands of the State of New Jersey, or into the environment.

                (4) "Environmental Laws" means any and all present or future federal, state or local laws, statutes, ordinances, regulations and executive orders in any way related to the protection of human health or the environment including but not limited to (i) CERCLA; (ii) RCRA; (iii) ISRA; (iv) Spill Act;
(v) USTA; (vi) WPCA; (vii) APCA; (viii) SWMA; (ix) CAA; and (x) TSCA.

        (b) TENANT'S RESTRICTIONS. Tenant shall not cause or permit to occur at or from the Premises, Project or thereabouts by its agents, employees or invitees:

                (1) Any violation of any Environmental Laws, ordinances or regulations now or hereafter enacted, related to environmental conditions on, under, migrating from or about the Premises, or arising from Tenant's use or occupancy of the Premises, including but not limited to soil and ground water conditions; or

                (2) The existence, use, generation, release, manufacture, refining, production, processing, transport, handling, treatment, storage, or disposal of any

Hazardous Materials on, under, migrating from, or about the Project or Premises or the transportation to or from the Project or Premises of any Hazardous Materials, except for de minimis amounts of oils, greases, office products, and cleaning products providing same is in conformance with all Environmental Laws or as specifically disclosed on Exhibit E annexed hereto.

        (c)     TENANT'S ENVIRONMENTAL REQUIREMENTS.

                (1) The term "Environmental Requirements" means all applicable present and future Environmental Laws, statutes, regulations, ordinances, rules, codes, judgments, permits, authorizations, orders, policies or other similar requirements of any governmental authority, agency or court regulating or relating to health, safety or environmental conditions on, under or about the Premises or the environment, including, without limitation, the following: CERCLA, RCRA, ISRA, The Spill Act, USTA, WPCA, APCA, SWMA, CAA and TSCA and all state and local counterparts thereto, and any common or civil law obligations, including, without limitation, nuisance or trespass, and any other requirements of this Lease. For the purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including, without limitation, the "owner" and "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products or residues generated, resulting, or produced therefrom.

                (2) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of Hazardous Materials.

                (3) Tenant, at its sole cost and expense, shall operate its business at the Premises in strict compliance with all Environmental Requirements and Environmental Laws as well as all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or Project of any Environmental Requirement.

                (4) Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by Tenant, its assignees, subtenants, agents, employees, contractors or invitees onto or from the Project or Premises, in a manner and to a level satisfactory to Landlord in its sole reasonable discretion, but in no event to a level and in a manner less than that which complies with all Environmental Requirements and Environmental Laws and does not limit any future uses of the Project or Premises or require the recording of any deed restriction or notice regarding the Project or Premises. Tenant shall perform such work at any time during the period of the Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant's right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period specified by Landlord or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work at Tenant's cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) days after Landlord's request therefore. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including without limitation any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Project or Premises without the written approval of the Landlord.

                (5) Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Laws and Environmental Requirements, its obligations under this Paragraph 31st, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement or Environmental Law, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Laws or Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises or Project. Tenant shall, within five (5) days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Laws or Environmental requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises or Project.

                (6) If applicable, prior to termination of the lease of the Premises it shall be the obligation of Tenant to deactivate any identification number, permit, license, etc. issued by the USEPA, the NJDEP or any other federal, state or local entity dealing with generation, treatment, storage or disposal of regulated hazardous or solid waste or Hazardous Materials related to Tenant and comply with any concomitant notification requirements pursuant to RCRA, the Spill Act, the SWMA and any rules or regulations promulgated thereunder or in any other applicable federal, state or local law, rule or regulation dealing with hazardous waste, Hazardous Materials, solid waste or environmental protection related to Tenant.

                (7) In the event there shall be filed a lien against the Premises or the Property arising out of the claim(s) by the NJDEP pursuant to the provisions of the Spill Act or by the USEPA pursuant to the provisions of CERCLA due to an alleged act of Tenant, Tenant shall immediately (which shall be within thirty (30) days of the date Tenant first receives notice of such lien) notify Landlord of the lien and either: (i) pay the claim and remove the lien from the Premises or the Property; or (ii) furnish a bond, cash receipt or other security satisfactory to the Landlord sufficient to discharge the claim out of which the lien arises.

                (8) In addition to all other rights and remedies available to the Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Paragraph 31st and Paragraph 32nd that is not cured within thirty

(30) days following notice of such breach to Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Paragraph 31st and Paragraph 32nd are in addition to and not in lieu of any other provision in the Lease.

                (9) Tenant's obligations and liabilities under this Sub-paragraph (c) shall survive the expiration of this Lease.

                (10) Tenant shall have no responsibility for the clean-up of any environmental conditions (i) existing on the Property prior to taking occupancy of the Premises or any portion thereof, whether such occupancy takes place in accordance with this Lease or pursuant to Tenant's prior lease with the prior owner of record, (ii) caused by Landlord, its, agents, employees, invitees or licensees, and not in any way caused by Tenant, or (iii) caused by any other tenant or occupant of the Building, and not in any way caused by Tenant.

        (d)     ENVIRONMENTAL CLEANUP.

                (1) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Governmental Authority") under all applicable Environmental Laws and Environmental Requirements pertaining to Tenant's occupancy and/or operations at the Premises.

                (2) Should any Governmental Authority or any third party demand that a cleanup plan be prepared and that a cleanup plan be undertaken because of any deposit, spill, discharge, or other release of Hazardous Materials that occurs during the term of this Lease at or from the Premises, or from the Project emanating from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's sole expense, prepare and submit the required plans and all related agreements, documents, bonds and other financial assurances, and Tenant shall carry out all such cleanup plans.

                (3) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, disposal, release, spill or discharge of Hazardous Materials that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this Sub-paragraph (d) within the time provided or specified by any Governmental Authority or third party or within the time period specified by Landlord, or before Tenant's right to possession terminates or expires (whichever is earlier), Landlord may, at its sole discretion, do so at Tenant's cost; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems reasonably necessary or appropriate to determine the applicability of the Environmental Laws and Environmental Requirements to the Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Environmental Laws shall constitute a waiver of any of Tenant's obligations under this Sub-paragraph (d) or any other remedy available at law or equity (including without limitation an action to compel Tenant to perform such work).

                (4) In no event shall Tenant agree to effectuate or engage in any cleanup or remediation that shall involve the installation or construction of any monitoring well, building, structure or equipment that shall, in the reasonable judgment of Landlord, interfere with the operations of other tenants at the Project or render the Project or Premises unavailable or unfit for its intended use. To the extent that any investigation or remediation conducted by Tenant shall render either the Premises, the Project or any part thereof unavailable for the uses for which it is intended, Tenant shall be liable for the payment of rent for whatever portion of the Premises or Project are rendered unfit for their intended use.

                (5) In no event shall Tenant agree to any remediation, investigations, etc. that would result in the imposition of a Deed Notice, Classification Exception Area, or any other similar instrument or notice or that would involve an institutional or engineering control without the express approval of the Landlord.

                (6) Tenant's obligations and liabilities under this Sub-paragraph (d) shall survive the expiration of this Lease.

                (7) In no event shall Tenant be responsible for any clean-up, or costs of Landlord or another tenant associated with such cleanup, of an environmental condition due to events or actions not caused by Tenant, its agents, employees, contractors, subtenants, assignees or invitees.

        (e)     TENANT'S INDEMNITY.

                (1) Tenant shall indemnify, defend, and hold harmless Landlord, Landlord's mortgagee, the manager of the Project or Property, and their respective officers, directors, members, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith, including, but not limited to, reasonable attorneys' and consultants' fees, arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Materials or substances that occurs during the term of this Lease (or any prior lease with any previous record owner of the Property), at or from the Premises, or from the Project emanating from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises by Tenant, its agents, employees, contractors, subtenants, assignees or invitees; or from Tenant's failure to provide any information, make all submissions, and take all steps required by all Governmental Authorities under Environmental Laws and Environmental Requirements applicable to Tenant; or from Tenant's failure to comply with ISRA (as required herein); or from Tenant's failure to comply with all applicable Environmental Laws and Environmental Requirements; or which arise from any breach of the requirements under this Paragraph 31st or Paragraph 32nd by Tenant, its agents, employees, contractors, subtenants, assignees or invitees.

                (2) Tenant's obligations and liabilities under this Sub-paragraph (d) shall survive the expiration of this Lease.

        (f)     LANDLORD'S INDEMNITY.

                (1) Landlord shall indemnify, defend and hold harmless Tenant and Tenant's respective officers, directors, members, beneficiaries, shareholders, partners, agents, and employees (i) from all fines, suits, procedures claims, and actions of any kind, and all costs associated therewith, including, but not limited to, reasonable attorneys' and consultants' fees, arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Materials or substances that may have occured at or from the Project prior to the commencement of this Lease of the Premises, but this provision shall in no way apply with respect to any deposit, spill, discharge, or other release of Hazardous Materials or sustances which occurred during Tenant's occupancy of all or any portion of the Premises prior to the Commencement Date which was caused by the act or omission of Tenant, or(ii) due to the act or omission of Landlord, its agents, employees, licensees or invitees, resulting in the failure to take all steps required by all Governmental Authorities under Environmental Laws and Environmental Requirements. Notwithstanding the aforesaid, Landlord's indemnity shall expressly exclude any surviving obligations (i) of the prior record owner of the Property as landlord to indemnify Tenant in such circumstances, and (ii) of Tenant to indemnify the prior record owner in accordance with the lease.

                (2) Landlord's obligations and liabilities under this Sub-paragraph (f) shall survive the expiration of this Lease.

PARAGRAPH 32ND - ISRA COMPLIANCE

        (a) If Tenant's operations on the Premises now or hereafter constitute an "Industrial Establishment" as that term is defined in ISRA then prior to (i) closing operations or transferring ownership or operations of Tenant at the Premises (as defined under ISRA), (ii) the expiration or sooner termination of the Lease, (iii) any assignment of the Lease or any subletting of any portion of the Premises, or (iv) any event caused by Tenant occurs which may trigger ISRA; Tenant shall at its sole cost and expense, comply with all requirements of ISRA pertaining thereto. Should the NJDEP determine that a cleanup plan be prepared and that cleanup be undertaken because of any spills or discharges of Hazardous Materials or substances at the Premises or Project which such discharges occurred during Tenant's occupancy of any portion of the Premises, the Lease Term or Renewal Term and which were caused by Tenant, Tenant shall, at Tenant's sole expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Without limitation of the foregoing, Tenant's obligations shall include (i) the proper filing, with the NJDEP, of an initial notice under N.J.S.A. 13:1K-9(a) and (ii) the performance of all remediation and other requirements of ISRA, including without limitation all requirements of N.J.S.A. 13:1K-9(b) through and including (l). Tenant's obligation to pay rent shall continue until such time as Tenant obtains and delivers to the Landlord a Negative Declaration or No Further Action Letter and Covenant Not to Sue as defined by ISRA, or such other proof, reasonably satisfactory to the Landlord, that the Premises may be sold and/or comply without violation of ISRA.

                (1) The parties acknowledge and agree that pursuant to the provisions of ISRA, after the Commencement Date, Tenant shall be, and is hereby, designated the party responsible to comply with the requirements of ISRA with respect to the Premises and conditions at the Premises caused by Tenant, its employees and/or agents. In addition, any failure of Tenant to provide any information and submission as required under ISRA shall constitute a default under this Lease. Any assignee or subtenant of Tenant shall be deemed to have, and by entering into such assignment or sublease, and/or by entering into possession of the Premises, does hereby acknowledge that they shall be the party responsible, jointly and severally, with Tenant under the provisions of this Lease.

        (b) In the event Tenant is not obligated to comply with the requirements of ISRA, then prior to the Termination Date, expiration of the Renewal Term or sooner termination of the Lease or any subletting of any portion of the Premises, Tenant shall, at Tenant's expense, and at Landlord's option, obtain from the NJDEP a "Non-Applicability Letter" confirming that the proposed termination, assignment or subletting shall not be subject to the requirements of ISRA. Any representation or certification made by Tenant in connection with the Non-Applicability Letter request shall constitute a representation and warranty by Tenant in favor of Landlord and any misrepresentation or breach of warranty contained in Tenant's request shall constitute a default under this Lease.

        (c) In no event shall Tenant agree to effectuate or engage in any cleanup or remediation that shall involve the installation or construction of any monitoring well, building, structure or equipment that shall, in the reasonable judgment of Landlord, interfere with the operations of other tenants at the Project or render the Project or Premises unavailable or unfit for its intended use. To the extent that any investigation or remediation conducted by Tenant shall render either the Premises, the Project or any part thereof unavailable for the uses for which it is intended, Tenant shall be liable for the payment of rent for whatever portion of the Premises or Project are rendered unfit for their intended use.

        (d) In no event shall Tenant agree to any remediation, investigation, etc. that would result in the imposition of a Deed Notice, Classification Exception Area, or any other similar instrument or notice or that would involve an institutional or engineering control without the express approval of the Landlord.

        (e) In the event of Tenant's failure to comply in full with the foregoing provisions, Landlord may, at its option, upon prior written notice to Tenant and providing Tenant with an opportunity to cure of not less than ten
(10) days, perform any and all of Tenant's obligations as aforesaid and all reasonable costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be additional rent payable on demand and with interest until payment. Such costs and expenses include but are not limited to state agency fees, engineering fees, cleanup costs, filing fees and financial assurance expenses.

        (f) Tenant shall promptly provide Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and the NJDEP's requirements under ISRA as they are issued or received by Tenant.

        (g) Tenant's obligations and liabilities under this Paragraph 32nd shall survive the expiration of this Lease.

PARAGRAPH 33RD - CONSTRUCTION OF OTHER WORK, CONDITIONS AS TO REPAIRS, ALTERATIONS OR OTHER WORK

Whenever any repairs, alterations, changes or other work in, on, to or about the Premises shall be made by either Landlord or Tenant, as provided in this Lease.

        (a) The work shall be done in a good and workmanlike manner in compliance with all applicable laws, ordinances and codes, and all applicable governmental rules, regulations and requirements, and in accordance with the standards, if any, of the Board of Fire Underwriters, or other organizations exercising the functions of a board of fire underwriters whose jurisdiction includes the Project;

        (b) All materials and workmanship shall be of good quality, and in case of repairs, restoration, changes, additions, alterations or improvements, shall be at least equal to the original;

        (c) All said work shall be paid for as promptly as practicable and consistent with good business practices under the then existing circumstances;

        (d) Such work shall be done as promptly as is possible and practicable under the existing circumstances;

        (e) The comprehensive general liability insurance provided for in Paragraph 18th shall be extended by Tenant or Landlord (as applicable), if necessary, to apply to the work being done, and evidence thereof shall be delivered to the Landlord or Tenant, respectively, prior to commencement of such work;

        (f) The party doing or having the work done shall carry or cause its contractors, if any, to carry workman's compensation insurance, as required by law in connection with such work, and evidence thereof shall be delivered to the other party prior to commencement of such work;

        (g) Title to all buildings, building fixtures and improvements erected and installed by Tenant (but not Tenant's trade fixtures, however the same may be attached to the realty) shall become the property of Landlord upon the expiration or earlier termination of this Lease;

        (h) The contractor or other party performing the work shall obtain an official Certificate of Occupancy (the "Certificate(s)") or an amended Certificate upon completion of the work in each instance, if under local practice such Certificates are issued or required in connection with such work. The party performing the work shall also obtain the Certificate from the Board of Fire Underwriters, or other organization exercising the same functions, whose jurisdiction includes the Project in each instance, certifying that the electric work has been properly completed whenever the work done involves any electrical work for which such a Certificate is issued under local practice. If under local practice official Certificates are not issued or required by a governmental officer or department, or if the Board of Fire Underwriters or other such organization does not issue Certificates on proper completion of electrical work, this covenant shall be satisfied upon issuance of such certifications by an architect or engineer licensed in the state in which the Project is located; and,

        (i) Landlord agrees to join in the application for all permits and authorizations whenever necessary.

PARAGRAPH 34TH - MECHANIC'S LIENS

Tenant shall not suffer any mechanic's liens to be filed against the Project by reason of work, labor, services or materials performed or furnished to Tenant or to anyone holding the Premises, or any part thereof, through or under Tenant. If any mechanic's lien or any notice of intention to file a mechanic's lien shall at any time be filed against the Project (unless the labor or materials were actually performed for or furnished to Landlord in connection with its obligations under this Lease), Tenant shall, at Tenant's cost, within thirty
(30) days after knowledge or notice of the filing of any mechanic's lien, cause the same to be removed or discharged of record by payment, bond, order of a court of competent jurisdiction, or otherwise.

PARAGRAPH 35TH - INDEMNIFICATION OF LANDLORD

Tenant agrees to indemnify and save Landlord harmless from and against all liability, and all loss, cost and expense, including reasonable attorneys' fees, arising out of Tenant's operation, maintenance, management and control of the Premises or in connection with (a) any loss, injury or damage whatsoever caused by Tenant, its employees or agents; (b) any breach of this Lease by Tenant; (c) any act or omission of Tenant occurring in, on or about the Project or on the sidewalks adjoining the same; or (d) any contest or proceeding brought by Tenant as provided for herein. However, notwithstanding anything contained to the contrary herein, Tenant shall not be obligated or required hereunder, to hold harmless or indemnify Landlord from or against any liability, loss, cost expense, or claim to the extent arising from any act, omission or negligence of Landlord or its agents, servants, employees or contractors. The provisions hereof are not intended to abrogate the provisions regarding the Waiver of Subrogation by the parties to this Lease.

PARAGRAPH 36TH - LEASE NOT TO BE RECORDED

Tenant agrees not to record this Lease and any violation thereof shall be considered a default on the part of Tenant, and in addition thereto, at the option of the Landlord, it may render this Lease null and void and of no effect. In any event, a recording in violation of this covenant shall be ineffective and shall not be construed as a cloud on or a condition of title.

Upon written request of Tenant, Landlord agrees to execute a Memorandum of Lease for filing provided said Memorandum is in a form acceptable to Landlord and Tenant pays all of Landlord's reasonable attorneys' fees and expenses in connection with the filing of said Memorandum of Lease.

PARAGRAPH 37TH - PARKING AREAS

        (a) Each Tenant and its officers, agents, and employees shall utilize parking stalls as reasonably designated by the Landlord, which Landlord will endeavor to designate in closest proximity to Tenant's main entrance. Tenant's employees shall park at such locations as designated by the Landlord from time to time. A sketch of the Parking Plan is attached hereto as Exhibit H.

        (b) Tenant shall be responsible to require the use by Tenant and its officers, agents, and employees of such designated parking stalls for their use, and shall direct its employees not to use any other parking area of the Project. Tenant shall be responsible for the enforcement of these provisions.

        (c) Suppliers, invitees and customers of all tenants at the Building shall utilize parking stalls designated by Landlord, in Landlord's sole discretion from time to time, on a first come first serve basis for vehicular parking under the terms and conditions set forth hereinbelow. This right is nonexclusive and is shared in common and on the same terms with the other tenants in the Building.

        (d) Vehicles may be parked only in spaces designated by Landlord as parking spaces, either by painted lines or otherwise, as Landlord deems fit.

        (e) Landlord shall maintain the parking lot and be responsible for snow and ice removal at Tenant's sole cost and expense as provided in Paragraph 19th hereof.

PARAGRAPH 38TH - EFFECTIVE DATE

The Effective Date is defined as stated in the preamble to this Lease. In the event that (I) the Contract between the Medical Society of New Jersey and Landlord is terminated at any time before October 31, 2004, or (ii) the Closing does not occur on or prior to October 31, 2004, then either Landlord or Tenant shall have the right to terminate this Lease in writing by notice to the other party, and thereafter, this Lease shall be deemed cancelled and of no force or effect, and neither party shall have any obligation or liability to the other hereunder. However, prior to any such termination becoming effective, the party wishing to terminate this Lease shall give the other party and Tenant's current landlord at least a thirty (30) day written notice of such party's intent to terminate this Lease.

PARAGRAPH 39TH - SORTING AND SEPARATION OF REFUSE AND TRASH

        (a) COMPLIANCE BY TENANT. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be placed in separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the Project in accordance with a collection schedule prescribed by law.

        (b) LANDLORD'S RIGHTS IN EVENT OF NONCOMPLIANCE. Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse, or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Landlord. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Paragraph 39th, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including reasonable legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

PARAGRAPH 40TH - REMOVAL OF GARBAGE AND DEBRIS

        (a) Tenant agrees to remove all garbage and debris from Tenant's Premises and transport the same to the receptacle (dumpster or compactor) provided by Landlord. Tenant shall not permit its garbage or debris to be placed or remain outside the Building, except as designated by the Landlord.

        (b) For purposes of this Paragraph 40th, garbage and debris shall refer to waste generated by office facilities, except for any Hazardous Materials as defined in Paragraph 31st of this Lease or any medical related hazardous substances.

        (c) Removal of all such garbage and debris, except for any Hazardous Materials as defined in Paragraph 31st of this Lease or any medical related hazardous substances, shall be at Tenant's expense in accordance with Paragraph 19th of this Lease.

        (d) In the event Tenant is specifically permitted to use, generate, release, manufacture, refine, produce, process, transport, handle, treat, store, or dispose of any Hazardous Materials in accordance with the provisions of Paragraph 31st of this Lease or any medical related hazardous substances. Tenant shall not dispose of said Hazardous Materials in the common garbage receptacles and/or containers provided by Landlord for Tenants. Tenant shall dispose of said Hazardous Materials in accordance with all applicable laws at Tenant's own cost and expense.

        (e) In the event Tenant produces garbage and debris for disposal in the common garbage receptacles and/or containers provided by Landlord for Tenant, that is in excess of Tenant's pro rata share, as defined in Paragraph 19th of this Lease, of the aggregate garbage and debris for the Project, Landlord may assess Tenant and Tenant shall be responsible for the excess disposal costs.

PARAGRAPH 41ST - ROOF SPACE

In the event that Tenant desires to utilize roof space for purposes of the installation of communication equipment for Tenant's use only, Landlord shall not unreasonably withhold or delay its consent; provided, however, that same is not prohibited by any local, state, federal, or other governmental authority and Tenant utilizes contractors approved by Landlord and pays for all costs in connection with the installation of said communications equipment. Landlord acknowledges and consents to Tenant's prior installation of a Liebert cooling system on the roof of the Building which is used to cool Tenant's computer room in the Premises approximately to some degree beneath the location of the cooling system. Tenant shall be responsible for any and all repairs and/or replacements of the said cooling system as may be required by Tenant, all at its own risk, cost and expense. In addition, Tenant shall be responsible for any and all damage that may result to the Building as a result of any malfunctioning of the cooling system or any work performed thereon. Tenant, its contractors and agents shall have access to that portion of the roof upon which the cooling system is installed, and shall indemnify, defend and hold the Landlord harmless from and against any and all losses and damages resulting from or arising out of any claims or causes of action made or filed by or on behalf of any injured or damaged party in connection with the cooling system and its existence on the roof.

PARAGRAPH 42ND - REMOVAL OF SNOW AND ICE

Notwithstanding anything contained to the contrary herein, it shall be the Landlord's responsibility for removal of snow and ice, although the Landlord shall incur no liability whatsoever to Tenant for failure to immediately remove the same. Removal of snow and ice shall be at Tenant's expense in accordance with Paragraph 19th of this Lease (billed separately, not included with CAM charges).

PARAGRAPH 43RD - DESTRUCTION OR CONDEMNATION

Notwithstanding anything provided to the contrary in Paragraphs 9th and 20th of this Lease, in the event of damage, destruction, taking or condemnation of the Building, or any portion thereof, with respect to which the reasonable cost of repairing, restoring, replacing or reconstructing the Building to its condition immediately prior to such event equals or exceeds one million ($1,000,000.00) dollars. Landlord reserves the right to terminate this Lease upon thirty (30) days written notice to Tenant after the occurrence of such event regardless of whether any repairs, restoration, replacement, or reconstruction is required to the Premises.

PARAGRAPH 44TH - PAYMENT OF TAXES, ASSESSMENTS, ETC.

Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, excess profits or revenue tax or any other tax, assessment, charge or levy upon the net rent payable by Tenant under this Lease.

PARAGRAPH 45TH - ESTOPPEL CERTIFICATE

Tenant agrees at any time and from time to time, upon not less than ten (10) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord, and Landlord agrees at any time and from time to time, upon not less than ten (10) days' prior written request by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications), and the dates to which the net and additional rent and other charges have been paid in advance, if any, and whether or not there is any existing default by Tenant or notice of default served by Landlord, it being intended that any such statement delivered pursuant to this Paragraph 45th may be relied upon by any prospective purchaser of the fee or leasehold by any prospective mortgagee or assignee of any mortgage upon the fee of the Project.

PARAGRAPH 46TH - INTENTIONALLY DELETED



PARAGRAPH 47TH - HVAC UTILITY COSTS

Tenant shall pay as additional rent, the utility costs (gas and electric) associated with the HVAC for the Premises. Until such time as the Premises is equipped with an HVAC system servicing only Tenant's Premises within the Building, the HVAC utility costs for HVAC use on weekdays from 7:30 AM to 8:00 PM and on Saturdays from 9:00 AM to 1:00 PM, shall be pro rated with the other tenants, as reasonably determined by Landlord and Landlord's HVAC Engineer. For HVAC usage for time periods other than weekdays from 7:30 AM to 8:00 PM and on Saturdays from 9:00 AM to 1:00 PM, Tenant shall be billed at an hourly rate set by Landlord based upon the estimate by Landlord's HVAC Engineer of HVAC operating costs for the Building, which shall be $50.00 per hour unless otherwise reasonably adjusted by Landlord. Tenant shall be billed on a monthly basis for such HVAC operating costs by Landlord and said Tenant shall pay same within ten (10) days of such billings. At such time as the Premises is equipped with an HVAC system servicing only Tenant's Premises, then henceforth Tenant shall pay all charges for HVAC service and maintenance.

PARAGRAPH 48TH -  INTENTIONALLY DELETED


PARAGRAPH 49TH - LIMITATIONS ON USE

Tenant acknowledges and agrees that Landlord shall enter into certain leases that prohibit certain uses by tenants within the Building. Tenant shall use the Premises for the Permitted Use only and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant agrees, upon written notice from Landlord, to immediately refrain from any use of the Premises which violates such Exclusives. Any breach of this Paragraph 49th shall constitute an event of default by Tenant of its Lease obligations.

Tenant further acknowledges that Landlord has granted exclusives (the "Exclusives") to other tenants within the Building as follows:

        1. OB-GYN Physician Services, Infertility Services, Midwifery and Acupuncture
        2. Per future amendment to Lease.

Tenant further agrees not to seek consent from the Landlord for an assignment or sublease of Tenant's Premises for any of the following uses:

        1. OB-GYN Physician Services, Infertility Services, Midwifery and Acupuncture
        2. Per future amendment to Lease.

Landlord reserves the right to add additional exclusivity rights for additional physician Tenants as and when it deems necessary as Landlord adds or replaces tenants occupying the Building. Tenant agrees to cooperate with Landlord in this regard and to execute an amendment to this Lease to add such additional exclusivity provision, which amendment shall be prepared by Landlord at its expense.

PARAGRAPH 50TH - AMENDMENTS TO NET LEASABLE AREA, RENT & CAMS

In the event Tenant's net leasable space is different than as specified in this Lease, Tenant's Premises net leasable area, rent, Real Estate Taxes, Common Area Maintenance Charges, and Snow and Ice Removal Charges shall be amended accordingly. The Building's Architect of Record shall do all such measurements of the Building and the Premises in accordance with the guidelines set forth in the Building Owners & Managers Association Guidelines. Landlord shall provide Tenant with the measurements and calculations of the Building's Architect of Record within sixty (60) days of the Commencement Date, or such later date that is within sixty (60) days of the completion of the work referred to in Paragraph 26th of this Lease. It is anticipated that the ultimate square footage to be determined will not deviate from 500 square feet more than or less than the estimated square footage set forth in Paragraph 1st of this Lease.

PARAGRAPH 51ST - VALIDITY OF LEASE

The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision contained herein is adjudicated to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it will not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

PARAGRAPH 52ND - NON-WAIVER

The various rights, remedies, options and elections of the Landlord expressed herein are cumulative and the failure of the Landlord to enforce strict performance by Tenant of the terms and conditions of this Lease or to exercise any election or option or to resort or have recourse to any remedy herein conferred or the acceptance by the Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or relinquishment for the future by the Landlord of any such terms and conditions, options, elections or remedies, but the same shall continue in full force and effect. No waiver by the Tenant of any violation or breach of condition by the Landlord shall constitute or be construed as a waiver of any other violation or breach of condition.

PARAGRAPH 53RD - NOTICES

All notices, demands, consents, approvals and other communications which are required or desired to be given hereunder must be in writing and shall be sent by United States certified mail, postage prepaid, return receipt requested or by private mail courier guaranteeing next day delivery, addressed as follows:

         If to the Tenant:     New Jersey State Medical Underwriters, Inc.
                               Two Princess Road
                               Lawrenceville, NJ 08648
                               Attention: Catherine E. Williams,
                               Senior Vice President/Corp. Secretary
                               Attention:  Verice M. Mason,
                               Senior Vice President/Corp. Counsel
                               FAX: (609) 896-8150
                               FAX: (609) 896-1712

         With a Copy to:       Randi Schillinger, Esquire
                               Saiber Schlesinger Satz & Goldstein, LLC
                               One Gateway Center
                               Newark, NJ 07102-5311
                               FAX: (973)622-3349

         If to the Landlord:   Gordon Lawrenceville Realty Associates, L.L.C.
                               1436 East Elizabeth Avenue
                               Linden, NJ 07036
                               Attention: Victor Angeline, III, Esquire
                               FAX: (908) 925-1140

         With a Copy to:       Lynn Blessing McDougall, Esquire
                               2357 Route 33, Suite 2
                               Robbinsville, NJ 08691
                               FAX:  (609) 208-9511

or such other person or place as either party hereto may designate by notice given as aforesaid. Notice or other correspondence given by personal delivery shall be deemed effectively given and received immediately upon such delivery, and any of the same given by overnight courier in the foregoing manner shall be deemed effectively given and received one (1) business day after delivery to the courier, and any of the same given by mail in the foregoing manner shall be deemed effectively given and received two (2) business days after mailing. Notice may be given by electronically-confirmed fax, by a party's attorney to the other party's attorney. Notice by fax will be effective upon electronically-confirmed receipt. Any and all notices required hereunder may be exchanged between the attorneys for Landlord and Tenant.

PARAGRAPH 54TH - TITLE AND QUIET ENJOYMENT

The Landlord covenants and represents that the Landlord is the owner of the Project and the Premises located therein and has the right and authority to enter into, execute and deliver this Lease; and does further covenant that Tenant on paying the rent and performing the conditions and covenants contained in this Lease shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term and the Renewal Term, as applicable.

PARAGRAPH 55TH - ENTIRE AGREEMENT

This Lease contains the entire agreement between the parties. No representative, agent or employee of the Landlord has been authorized to make any representations or promises with respect to the leasing of the Premises or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof will be binding unless reduced to writing and executed by both the Landlord and Tenant.

PARAGRAPH 56TH - CONFORMITY WITH LAWS AND REGULATIONS

Landlord may pursue the relief or remedy sought in any invalid clause or provision of this Lease, by conforming the said clause or provision with the provisions of the statutes or regulations of any governmental agency in such case made and provided as if the particular provisions of the applicable statutes or regulations were set forth herein at length.

PARAGRAPH 57TH - NUMBER AND GENDER

In all references herein to any parties, persons or entities, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require. All the terms, covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

PARAGRAPH 58TH - CHOICE OF LAW

This Lease and all matters relating to same shall be governed and construed in accordance with the laws of the State of New Jersey.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first written above.

WITNESS: GORDON LAWRENCEVILLE REALTY ASSOCIATES, L.L.C., a New Jersey Limited Liability Company, Landlord

                                            BY:
--------------------------
                                                BARRY GORDON, MANAGER



WITNESS:                                    NEW JERSEY STATE MEDICAL
                                            UNDERWRITERS, INC.,
                                            a New Jersey corporation
                                            Tenant



                                            BY:
--------------------------
                                                PATRICIA A. COSTANTE
                                                CHAIRMAN AND CHIEF
                                                EXECUTIVE OFFICER

                                    EXHIBIT A

                   BUILDING PLAN INDICATING TENANT'S PREMISES

                                    EXHIBIT B

                              INTENTIONALLY DELETED

                                    EXHIBIT C

                           LANDLORD/TENANT WORK LETTER

                                    EXHIBIT D

                                   FLOOR LOAD

                                    EXHIBIT E

           HAZARDOUS SUBSTANCES USED, GENERATED, RELEASED, PROCESSED, TRANSPORTED, HANDLED, TREATED, STORED OF DISPOSED OF BY TENANT


                         ONLY ORDINARY OFFICE SUPPLIES.

                                    EXHIBIT F

                              INTENTIONALLY DELETED

                                    EXHIBIT G

                              INTENTIONALLY DELETED

                                    EXHIBIT H

                       PARKING PLAN AND PYLON SIGN DETAIL

                               AMENDMENT TO LEASE


        THIS AMENDMENT TO LEASE (THIS "AMENDMENT"), made as of the 22nd day of June, 2004, by and between GORDON LAWRENCEVILLE REALTY ASSOCIATES, L.L.C., a New Jersey limited liability company, having an address at 1436 East Elizabeth Avenue, Linden, New Jersey 07036 (the "Landlord"); and NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation, having an address at 2 Princess Drive, Lawrenceville, New Jersey 08648 (the "Tenant").

        WHEREAS, the parties entered into a Lease for the Premises (as described in said Lease) at 2 Princess Road, Lawrence Township, Mercer County, New Jersey (the "Property"), as of November 25, 2003; and

        WHEREAS, Landlord has entered into a lease with East Windsor Pediatric Group, P.A., a New Jersey professional corporation, dated June 22, 2004, for space at the Property, which contains an exclusivity provision for the medical practice of pediatrics; and

        WHEREAS, Paragraph 49th of Landlord's Lease with Tenant requires Tenant to observe use restrictions as Landlord enters into leases with additional physician tenants and to amend its Lease accordingly; and

        WHEREAS, the parties wish to amend the Lease and hereby make this Amendment to Lease;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises hereinbelow contained, the sum of One ($1.00) Dollar in hand paid by each party hereto to the other, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto to the other, the parties hereto, intending to be legally bound hereby, agree and do hereby amend the Lease as follows:

        1. Paragraph 49th of the Lease is hereby modified to include "pediatric medical services" within the uses that are protected by exclusivity provisions in other tenants' leases covering certain premises leased at the Property and as such are prohibited uses to Tenant.

        2. All other terms of the Lease as amended are hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


Witness:                               NEW JERSEY STATE MEDICAL UNDERWRITERS,
                                       INC.,  A New Jersey corporation



_____________________________          By:________________________________
                                          Patricia A. Constante, Chairman and
                                          Chief Executive Officer



Witness: GORDON LAWRENCEVILLE REALTY ASSOCIATES, L.L.C.,a New Jersey limited liability company




_____________________________          By:________________________________
                                          Barry Gordon, Manager

                            SECOND AMENDMENT TO LEASE

        THIS SECOND AMENDMENT TO LEASE (THIS "AMENDMENT"), made as of the 1st day of October, 2004, by and between GORDON LAWRENCEVILLE REALTY ASSOCIATES, L.L.C., a New Jersey limited liability company, having an address at 1436 East Elizabeth Avenue, Linden, New Jersey 07036 (the "Landlord"); and NEW JERSEY STATE MEDICAL UNDERWRITERS, INC., a New Jersey corporation, having an address at 2 Princess Road, Suite 2, Lawrenceville, New Jersey 08648 (the "Tenant").

        WHEREAS, the parties entered into a Lease for the Premises (as described in said Lease) at 2 Princess Road, Lawrence Township, Mercer County, New Jersey (the "Property"), as of November 25, 2003, with an Effective Date of April 27, 2004; and

        WHEREAS, the parties entered into an Amendment to Lease dated as of June 22, 2004, modifying the exclusivity provision (the Lease and this amendment are collectively hereinafter referred to as the "Lease"); and

        WHEREAS, the Tenant has requested that the Landlord recapture a portion of the Premises; and

        WHEREAS, the parties wish to amend the Lease and hereby make this Second Amendment to Lease;

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and promises hereinbelow contained, the sum of One ($1.00) Dollar in hand paid by each party hereto to the other, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto to the other, the parties hereto, intending to be legally bound hereby, agree and do hereby amend the Lease as follows:

        1. Paragraph 1st of the Lease and Exhibit "A" attached to and made a part of the Lease describe the Premises as approximately 33,432 s.f. of net leasable space on the first and second floors, and 1,568 s.f. of warehouse space. Subject to the terms and conditions of this Second Amendment, Landlord and Tenant agree that, effective as of October 1, 2004, the Premises shall consist of 5,014 s.f. of net leasable space on the first floor, 18,700 s.f. of net leasable space on the second floor, and 1,568 s.f. of warehouse space, and the Premises shall thereafter be so defined. Exhibit "A" shall be deleted and the new Exhibit "A" attached to and made a part of this Second Amendment shall be substituted in its place. Notwithstanding the substitution of a new Exhibit "A" which sets forth Phase I proposed recovered square footage and Phase II proposed recovered square footage, nothing herein shall obligate Landlord to recapture any Phase II proposed square footage unless and until an additional amendment to the Lease is entered into by and between the parties. To the extent that Tenant is physically occupying the space identified as Phase I proposed recovered square footage, Tenant shall vacate and surrender said Phase I square footage prior to October 15, 2004, provided however, Tenant shall not be in default of this Lease, if it has not fully vacated the space identified as Phase I proposed recovered square footage, provided that Tenant does not interfere with any other tenant's space or tenant or visitors to such space and further provided that Tenant diligently pursues vacating the space and has, in fact, vacated said space by November 12, 2004.

        2. Paragraph 4th of the Lease shall be modified such that, effective as of October 1, 2004, Tenant shall commence the payment to Landlord of basic rent at the rate of $14.50 per square foot for office space and $7.00 per square foot for warehouse space, for a total basic rent of $354,829 per year and $29,569.08 per month. Paragraph 4th shall be further modified to delete the table of basic rent therein and substitute the following revised table:

YEAR             RENT                ANNUAL                MONTHLY
RENTAL           PER S.F.            NET RENTAL            NET RENTAL

1st Year         $15.00* (subject to the stated decrease adjustment as modified)
                 $  7.00             $  10,976             $   914.66
2nd Year         $ 15.00             $ 355,710             $29,642.50
                 $  7.00             $  10,976             $   914.66
3rd Year         $ 15.00             $ 355,710             $29,642.50
                 $  7.00             $  10,976             $   914.66
4th Year         $ 15.00             $ 355,710             $29,642.50
                 $  7.00             $  10,976             $   914.66
5th Year         $ 15.00             $ 355,710             $29,642.50
                 $  7.00             $  10,976             $   914.66

        3.      Paragraph 6th Renewal Term Rent shall be modified as follows:

FIRST
RENEWAL          RENT                ANNUAL                MONTHLY
TERM             PER S.F.            NET RENTAL            NET RENTAL

 6th Year        $ 16.25             $385,352.50           $32,112.71
                 $  7.00             $ 10,976.00           $   914.66
 7th Year        $ 16.25             $385,352.50           $32,112.71
                 $  7.00             $ 10,976.00           $   914.66
 8th Year        $ 16.25             $385,352.50           $32,112.71
                 $  7.00             $ 10,976.00           $   914.66
 9th Year        $ 16.25             $385,352.50           $32,112.71
                 $  7.00             $ 10,976.00           $   914.66
10th Year        $ 16.25             $385,352.50           $32,112.71
                 $  7.00             $ 10,976.00           $   914.66

        4. Paragraph 7th Repairs and Care shall be modified to delete the sentence "Tenant shall also be responsible, at its own cost and expense, for the care and maintenance of the elevator between the first and second floors of the Premises, which shall include keeping in effect a maintenance contract for such elevator." As of October 1, 2004, the said care and maintenance of the elevator, including the maintenance contract, shall fall within the Common Area Maintenance Charges to be paid for on a prorata basis by the tenants using such elevator. The elevator maintenance contract shall be assigned by Tenant to Landlord.

        5. Paragraph 16th Security Deposit shall be modified to provide that, as a condition of Landlord's agreement to recapture the Phase I recovered square footage, Landlord and Tenant agree that Tenant shall pay to Landlord from the Security Deposit, and release all rights thereto, that amount which represents the difference in the original square footage of office space included in the Premises and the square footage of the Premises after giving effect to the recapture of the Phase I recovered square footage multiplied by three (3) months. Paragraph 26th of the Lease is modified to provide that of the $50,000 previously paid by Landlord to Tenant for Tenant's Work, the amount of $12,188.92 shall be returned to Landlord from the Security Deposit. The amount paid over to Landlord is $48,631.42 ($36,442.50 + $12,188.92) and the remaining Security Deposit is $207,596.54. In the event that Tenant does not remain as a Tenant at the Premises for the full initial five-year term of the Lease, then, in addition to any other remedies that may be available to Landlord, if any, an amount equal to three (3) months' rent on the Phase I recovered square footage (i.e. $36,442.50) shall be due and payable to Landlord as consideration for the above-noted recapture.

        6. Paragraph 19th of the Lease is modified to provide that, effective as of October 1, 2004, Tenant's Proportionate Share shall be 35.245% percent from October 1, 2004, through the last day of the Second Stage, and thereafter shall be fixed at 32.759% percent for purposes of billing the CAM Charges of the Project (subject to adjustment after measurement in accordance with Paragraph 50 of the Lease). Effective October 1, 2004, the revised monthly amount payable by Tenant for CAM Charges is $8,427.33

        7. Paragraph 26th of the Lease incorporating Exhibit "C" into the Lease is hereby amended to include a revised Exhibit "C" showing (by line crossouts) items noted thereon to either be completed or no longer required as a result of the recapture of the Phase I recovered square footage. The new Exhibit "C" is attached hereto and made a part hereof.

        8. All other terms of the Lease as amended are hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


Witness:                               NEW JERSEY STATE MEDICAL UNDERWRITERS,
                                       INC.,
                                       A New Jersey corporation



_____________________________          By:________________________________
                                          Patricia A. Constante, Chairman and
                                          Chief Executive Officer



Witness:                                GORDON LAWRENCEVILLE REALTY ASSOCIATES,
                                        L.L.C.,
                                        a New Jersey limited liability company




_____________________________          By:________________________________
                                          Barry Gordon, Manager